Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is made and dated as of January 26, 2012 and is entered into by and among KIOR, INC., a Delaware corporation (the “Company”, and together with each other Subsidiary that is a party hereto or becomes a party hereto as a Borrower after the date hereof in accordance with the terms hereof, collectively, the “Borrowers”, and each a “Borrower”), and 1538731 Alberta Ltd. (“Alberta 1538731”), 1538716 Alberta Ltd., and Vinod Khosla, as trustee of the KFT Trust, Vinod Khosla, Trustee (together with each other Person that becomes a party hereto as a Lender after the date hereof in accordance with the terms hereof, collectively, the “Lenders”, and each a “Lender”), and Alberta 1538731, as agent for the Lenders (in such capacity, “Agent”).

RECITALS

A. The Borrowers have requested Lenders to make available to the Borrowers a term loan in an aggregate principal amount of Seventy-Five Million Dollars ($75,000,000); and

B. Lenders are willing to make such term loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrowers, Agent and Lenders agree as follows:

Section 1. Definitions and Rules of Construction.

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among Agent (or an agent or control agent for Agent), any Borrower and a third party bank or other institution in which such Borrower maintains a Deposit Account, securities account or investment account and which perfects Agent’s (or such agent’s or control agent’s) security interest in the subject account or accounts.

“Additional Equity Event” means that the Company has received, after December 1, 2011, gross cash proceeds in an aggregate amount of One Hundred Million Dollars ($100,000,000) from the sale, in one or more transactions, of the Company’s equity securities (including the proceeds of the First Equity Event).

“Additional Warrants” has the meaning given to it in Section 2.1(d)(ii).

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance

“Agent Indemnitees” means Agent and its officers, directors, employees, affiliates, agents and attorneys.

“Agent Professionals” means attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Assignee” has the meaning given to it in Section 11.14.

“Average Market Price” per share of Class A Common Stock means, with respect to any day, the average Closing Market Price per share of Class A Common Stock over the 5 consecutive Trading Days ending on, but excluding, such day; provided, however, that if, during any of such 5 Trading Days, there shall occur any dividend, stock split, stock combination or similar event with respect to the Class A Common Stock, or any ex dividend date with respect thereto, then Borrowers shall make appropriate adjustments to such Closing Market Prices for purposes of calculating such Average Market Price.

“Board of Directors” means the board of directors of the Company.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by any Borrower or which any Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by any Borrower since its incorporation.

“Business Day” means any day, except Saturday, Sunday or legal holiday on which banking institutions in the city of Los Angeles are authorized or obligated by law or executive order to close.

“Capital Assets” means capital assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP as in effect on the date of this Agreement.

“Capital Expenditures” means amounts paid or Indebtedness incurred by any Person in connection with the purchase or lease by such Person of Capital Assets.

“Cash” means all cash and liquid funds.

“Change in Control” means: (i) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of the Company in which the holders of the Company’s outstanding shares immediately before consummation of such transaction or series of related transactions (together with affiliates of such holders) do not, immediately after consummation of such transaction or series of related transactions (together with any affiliates of such holders), retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether the Company is the surviving entity, (ii) any Person or two or more Persons acting in concert, acquiring beneficial ownership, directly or indirectly, of shares of the Company (or other securities convertible into such shares) representing more than fifty percent (50%) of the aggregate voting power of the Company, (iii) the Company fails to own and control, directly or indirectly, 100% of the stock of each other Borrower, or (iv) any sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by any Borrower of all or substantially all the assets of such Borrower. For clarity, the foregoing shall not apply to any transaction involving an SPE or its assets.

“Claims” has the meaning given to it in Section 11.11.

“Class A Common Stock” means the Company’s Class A Common Stock, $0.0001 par value per share.

“Closing Date” means the date of this Agreement.

“Closing Market Price” per share of Class A Common Stock on any day has the following meaning: (a) if the Class A Common Stock is traded on a securities exchange or equivalent market on such day (or, if such day is not a Trading Day, on the immediately preceding Trading Day), the closing price per share of Class A Common Stock as reported on such exchange or market; and (b) if the Class A Common Stock is not then traded on a securities exchange, the fair market value per share of Class A Common Stock (as determined by the Board of Directors) on such day.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the property described in Section 3.

“Collateral Information Certificate” has the meaning given to it in Section 5.12.

“Confidential Information” has the meaning given to it in Section 11.13.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation described in clauses (i) and (ii) above, shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to any Borrower to use any Copyright or Copyright registration, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Debt to Equity Ratio” means the ratio of Indebtedness of the Company and its consolidated subsidiaries to shareholder’s equity of the Company.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit, provided that payroll accounts, trust fund accounts (including flexible spending accounts) and any accounts subject to liens described in the clause (xiv) of the definition of Permitted Liens shall not be “Deposit Accounts” as used in this Agreement and the Loan Documents.

“Enforcement Action” means any action to enforce any Secured Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of account debtors, exercise of setoff or recoupment, exercise of any right to vote or act in a Borrower’s Insolvency Proceeding, or otherwise).

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations, as amended from time to time.

“Event of Default” has the meaning given to it in Section 9.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Agent or any Lender or required to be withheld or deducted from a payment to or on behalf of Agent or any Lender, (a) Taxes imposed on or measured by net income and franchise taxes (imposed in lieu of net income taxes), in each case, imposed by the jurisdiction (or any political subdivision thereof) under the laws of which Agent or such Lender is organized or in which its principal office is located, or imposed as a result of a present or former connection between Agent or such Lender and the jurisdiction imposing such net income or franchise tax (other than connections arising from Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, Warrant or Additional Warrant, or sold or assigned an interest in any Loan Document, Warrant or Additional Warrant) and (b) Taxes attributable to any Lender’s failure to comply with Section 2.7(e) of this Agreement, other than any failure attributable to a change in applicable law occurring after the date hereof.

“Facility Charge” means $750,000.

“Financial Statements” has the meaning given to it in Section 7.1.

“First Equity Event” means that the Company has received, after December 1, 2011, gross cash proceeds in an aggregate amount of Fifty Million Dollars ($50,000,000) from the sale, in one or more transactions, of the Company’s equity securities.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, provided that the parties agree that GAAP as in effect on the date of this Agreement shall be applicable for the interpretation of “capital lease obligations” in the definition of “Indebtedness”, and for the interpretation of “Capital Assets” in the definition of “Capital Expenditures,” in each case unless the parties otherwise agree in writing.

“Governmental Authority” means the government of the United States of America or of any other nation, or any political subdivision of any of them, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds, bankers acceptances or letters of credit, (b) all obligations evidenced by notes, bonds evidencing borrowed money, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations with respect to Indebtedness.

“Indemnified Claims” has the meaning given to it in Section 6.3.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” is any proceeding by or against any Person as a debtor under the United States Bankruptcy Code, or any other state, federal or foreign bankruptcy or insolvency law, including assignments of all or substantially all of such Person’s assets for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of each Borrower’s Copyrights, Trademarks, Patents, Licenses, trade secrets, proprietary information and inventions, mask works; each Borrower’s applications therefor and reissues, extensions, or renewals thereof; and each Borrower’s goodwill associated with any of the foregoing, together with each Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or business unit of another Person.

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit D.

“Lender” and “Lenders” have the meaning given to them in the preamble to this Agreement.

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent or any Lender in connection with this Agreement, the Loan Documents, any other document or agreement described in or related to this Agreement, and the transactions contemplated by this Agreement and the other Loan Documents, including, without limitation, all such costs, expenses and fees: (a) incurred in connection with the preparation, negotiation, execution, delivery, amendment, administration, performance, collection, defense and enforcement of the Loan Documents and the Indebtedness arising thereunder (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings); (b) incurred in connection with the creation, perfection, protection, satisfaction, foreclosure, or enforcement of any security interest granted under the Loan Document (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings); and (c) otherwise incurred with respect to any Borrower.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan Documents” means this Agreement, the Notes, the Account Control Agreements, the Joinder Agreements, any intercreditor agreement, and any other documents (excluding the Warrants and Additional Warrants) executed in connection therewith or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means the occurrence of an event that has a material adverse effect upon: (i) the business, operations, results of operations, properties, assets, liabilities or financial condition of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company and its subsidiaries taken as a whole to perform any of their obligations under the Loan Documents, including, without limitation, repayment of the Secured Obligations when due in accordance with the terms of the Loan Documents, or the ability of Agent or any Lender to enforce any of their rights or remedies with respect to the Secured Obligations or the Collateral in accordance with this Agreement; or (iii) the Collateral or the status, existence, perfection, priority, or enforceability of Agent’s Liens on the Collateral.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.

“Mississippi Loan Documents” means that certain Loan Agreement by and between Mississippi Development Authority and Kior Columbus, LLC dated as of March 17, 2011, that certain Memorandum of Understanding by and between Mississippi Development Authority and Kior, Inc. dated November 2010, and the documents, instruments and agreements executed in connection with the foregoing, each as amended, supplemented, modified, restated or refinanced from time to time.

“NASDAQ Interpretation Date” means the date on which The NASDAQ Stock Market LLC, or any authorized agency or affiliate thereof, issues to the Company, an interpretive ruling with respect to each Lender in response to the requests submitted by the Company in accordance with Section 5.22, either (x) that the issuance of any Additional Warrant to the Lender with an initial per share exercise price that is below the Warrant Floor Exercise Price per share of Class A Common Stock will not require stockholder approval pursuant to Rule 5635(c) of the NASDAQ Listing Standards; or (y) that any such issuance will require such stockholder approval.

“Negative NASDAQ Interpretation” means the issuance, by The NASDAQ Stock Market LLC, or any authorized agency or affiliate thereof, of an interpretive ruling (or any informal notification, to the Company, by The NASDAQ Stock Market LLC or any authorized agency or affiliate thereof) that the issuance to any Lender of any Additional Warrant with an initial per share exercise price that is below the Warrant Floor Exercise Price per share of Class A Common Stock will require stockholder approval pursuant to Rule 5635(c) of the NASDAQ Listing Standards.

“Newton Facility” means a 1,500 BDT/day standard commercial production facility and a central upgrading facility for the production of cellulosic biofuel from cellulosic biomass feedstock utilizing KiOR-proprietary technology, currently anticipated to be located in Newton, Mississippi.

“Note(s)” means a Term Note.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, the Warrant, the Additional Warrants, the Notes or any other Loan Document.

“Pari Passu Debt” means Indebtedness of the Borrowers in the aggregate original principal amount of up to $31,500,000 from time to time outstanding which is pari passu to the Secured Obligations, and which is subject to an intercreditor agreement in form and substance reasonably acceptable to the Required Lenders.

“Pari Passu Debt Loan Documents” means any loan agreement, security documents, notes, joinder agreements and any other documents (excluding any warrant) executed in connection with Pari Passu Debt, as the same may from time to time be amended, modified, supplemented, restated or refinanced from time to time.

“Patent License” means any written agreement granting any right to any Borrower with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement any Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of Borrowers in favor of Agent and Lenders arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A and any Refinancing Indebtedness in respect of such Indebtedness; (iii) Indebtedness in the aggregate principal amount of up to $1,000,000 outstanding at any time secured by a lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness at the time of incurrence does not exceed the lesser of the cost or fair market value of the Equipment or other property financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit issued on behalf of the Company or a Subsidiary thereof in an amount not to exceed $1,000,000 at any time outstanding, (viii) Indebtedness among Borrowers, (ix) other Indebtedness in the principal amount (excluding any interest paid in kind) not to exceed $500,000 at any time outstanding, (x) Indebtedness of any SPE, provided that on the date of, and after giving pro forma effect to, the incurrence of any such Indebtedness in the principal amount in excess of $25,000,000 for all such Indebtedness under this clause (x), the Debt to Equity Ratio may not exceed 2.00 to 1.00; (xi) Indebtedness of the Borrowers pursuant to the Mississippi Loan Documents in an aggregate principal amount (excluding any interest paid in kind) not to exceed $80,000,000 at any time outstanding; and (xii) Indebtedness under the Pari Passu Debt Loan Documents in an aggregate principal amount (excluding any interest paid in kind) not to exceed $31,500,000 at any one time outstanding, provided that, such Indebtedness is subject to an intercreditor agreement in form and substance reasonably satisfactory to the Required Lenders. The Agent and the Lenders hereby agree to execute and deliver any intercreditor agreement described in clause (xii) hereof.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by members of the Federal Reserve System with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market funds substantially all of whose assets are invested in the types of assets described in this clause (ii); (iii) repurchases of stock from former employees, directors, or consultants of the Company under the terms of applicable repurchase agreements or as otherwise approved by the Board of Directors provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Intentionally Omitted; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of any Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of any Borrower in any Subsidiary; (vii) Investments consisting of non-cash loans to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Board of Directors so long as such loans are used in their entirety to purchase such capital stock of the Company; (viii) Investments consisting of travel and relocation advances in the ordinary course of business; (ix) Investments in Subsidiaries organized in the United States, provided that such Subsidiaries are either a Borrower or will become a Borrower under the terms and within the time frame set forth in Section 7.12 (it being understood that no Investments may be made under this subparagraph (ix) to any Subsidiary that at the time of such Investment is excused from becoming a Borrower under the terms of this Agreement); (x) Investments by any Borrower in any other Borrower, and Investments by any Subsidiary in any Borrower; (xi) Investments in subsidiaries organized outside of the United States approved in advance in writing by Required Lenders; (xii) joint ventures or strategic alliances in the ordinary course of a Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments in connection therewith by any Borrower in another Person that is not a Borrower do not exceed $1,000,000 in the aggregate in any fiscal year; (xiii) additional Investments that do not exceed $2,000,000 in the aggregate; (xiv) incidental Investments in Kior B.V. in connection with its liquidation; (xv) Permitted Transfers; and (xvi) Investments by any Borrower in any SPE and which Investments (x) are made with the proceeds received from a substantially contemporaneous sale of the Company’s equity securities not otherwise prohibited hereunder, or (y) are made to fund expenditures for the Newton Facility and which expenditures do not violate Section 7.13 of this Agreement.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrowers maintain adequate reserves therefor in accordance with GAAP and no such Lien has priority over Agent’s Liens in the Collateral; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of any Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required or is being contested in good faith by appropriate proceedings; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens securing a material obligation and arising under ERISA or environmental laws) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds or obligations; (vii) Liens on Equipment or software or other intellectual property, and related property (including products and proceeds (including insurance proceeds) thereof), constituting purchase money liens and liens in connection with capital leases, in each case, solely to the extent securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory, common law and contractual rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms solely to the extent incurred in connection with the maintenance of such deposit or securities accounts in the ordinary course of business; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness so long as the aggregate amount of such cash and cash equivalents does not exceed $1,500,000 at any time; (xv) Liens in connection with operating leases; (xvi) Permitted Transfers; (xvii) Liens on the assets or equity interests of any SPE or a holding company thereof; (xviii) Liens under the Mississippi Loan Documents to the extent such Liens do not extend to any additional property of any Borrower after the Closing Date; (xix) Liens under the Pari Passu Debt Documents; provided that, such Liens are subject to an intercreditor agreement in form and substance reasonably satisfactory to the Required Lenders; (xx) Liens described on Exhibit B (as in effect on December 12, 2011) to that certain Deed of Trust, Fixture Filing and Assignment of Leases and Rents dated as of December 12, 2011, by and among Kior Columbus, LLC, as Grantor, Waverly Harkins, Special Assistant Attorney General, as Trustee, and Mississippi Development Authority, as Beneficiary; and (xxi) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness.

“Permitted Transfers” means (i) sales of Inventory in the normal course of business, (ii) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive as to territory only as to discreet geographical areas outside of the United States in the ordinary course of business, including but not limited to, the licensing of intellectual property to joint ventures and Subsidiaries of the Company in the ordinary course of business, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) other Transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year, (v) Permitted Investments, and (vi) Permitted Liens.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“PIK Interest” means interest paid in kind by adding such interest then due to the unpaid principal amount of the Term Loan Advance.

“Preferred Stock” means at any given time any equity security issued by the Company that has any rights, preferences or privileges senior to the Company’s common stock.

“Prepayment Premium” means the amount achieved by multiplying the percentage in the table below by the principal balance of the Term Loan Advance prepaid on the date of prepayment:

If prepayment occurs prior to the first anniversary of the Closing Date	4.00%
If prepayment occurs on or after the first anniversary, but prior to the second anniversary of the Closing Date	3.00%
If prepayment occurs on or after the second anniversary, but prior to the third anniversary of the Closing Date	2.00%
If prepayment occurs on or after the third anniversary, but prior to the fourth anniversary of the Closing Date	1.00%

“Principal Commencement Date” means the first calendar day of the month occurring immediately after eighteen full calendar months after the Closing Date.

“Pro Rata” means, with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (i) while Term Loan Commitments are outstanding, by dividing the amount of such Lender’s Term Loan Commitment by the aggregate amount of all Term Loan Commitments; and (ii) at any other time, by dividing the outstanding amount of such Lender’s portion of the Term Loan Advance by the aggregate amount of the outstanding Term Loan Advance.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted Cash of Borrowers that is in Deposit Accounts, securities accounts or investment accounts which are the subject of an Account Control Agreement and is maintained by a branch office of the bank located within the United States. For the avoidance of doubt, Cash shall not be deemed restricted solely because of the existence of (a) Liens described in clause (xii) of the definition of Permitted Liens, and/or (b) Permitted Liens securing Permitted Indebtedness.

“Receivables” means (i) all of each Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as: (i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, (ii) such refinancings, renewals, or extensions are not on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders, (iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (iv) such refinancings, renewals, or extensions do not result in terms materially more burdensome upon the Company or any Subsidiary.

“Required Acceleration Lenders” means Lenders having either (a) outstanding Advances equal to or in excess of 50% of all outstanding Advances, or (b) outstanding Advances equal to or in excess of $25,000,000.

“Required Lenders” means Lenders having (a) Term Loan Commitments in excess of 50% of the aggregate Term Loan Commitments; and (b) if the Term Loan Commitments have terminated, outstanding Advances in excess of 50% of all outstanding Advances.

“Secured Obligations” means all loans (including the Term Loan Advance), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Borrower pursuant to or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents.

“SPE” any special purpose entity which will be a non-Borrower Subsidiary of the Company, the assets and liabilities of which are separate from that of each Borrower, and the Indebtedness of which, if any, is non-recourse to the assets of any Borrower (other than assets consisting of interests in and to such SPE or a holding company Subsidiary of the Company whose sole asset is such SPE).

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to the Required Lenders in their sole discretion.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which any Borrower, or combination of Borrowers, owns or controls, directly or indirectly, more than 50% of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Advance” has the meaning given to it in Section 2.1(a).

“Term Loan Commitment” means, for any Lender, the obligation of such Lender to make a portion of the Term Loan Advance hereunder, up to the principal amount shown on Exhibit A. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to 16.00%.

“Term Loan Maturity Date” means February 1, 2016.

“Term Note” means a promissory note executed by Borrowers in favor of a Lender in the form of Exhibit B, in the amount of such Lender’s Term Loan Commitment.

“Trademark License” means any written agreement granting any right to any Borrower to use any Trademark or Trademark registration, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which trading in the Class A Common Stock generally occurs on a securities exchange or equivalent market; provided, however, that if the Class A Common Stock not listed or traded on a securities exchange or equivalent market, then “Trading Day” means a Business Day.

“Treasury Regulation” means the regulations (including any proposed and temporary regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“USRPI” means “United States real property interest” as defined in Section 897(c)(1) of the Code, and Treasury Regulation Section 1.897-1(c).

“USRPHC” means “United States real property holding corporation” as defined in Section 897(c)(2) of the Code, and Treasury Regulation Section 1.897-2(b).

“Warrants” means those certain Warrant Agreements of even date herewith entered into between the Company and each Lender, each in the form attached hereto as Exhibit E.

“Warrant Floor Exercise Price” means $11.62 per share of Class A Common Stock; provided, however, that the Warrant Floor Exercise Price shall be proportionately adjusted downward to account for each stock split, stock dividend or similar event occurring with respect to the Class A Common Stock after the date hereof and shall be proportionately adjusted upward to account for any stock combination or similar event occurring with respect to the Class A Common Stock after the date hereof.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

Section 2. The Loan.

2.1 Term Loan.

(a) Advances. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the “Term Loan Advance”) to Borrowers in an amount equal to such Lender’s Term Loan Commitment. The Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Term Loan Advance. Once repaid, whether such repayment is voluntary or required, the Term Loan Advance may not be reborrowed.

(b) Intentionally Omitted.

(c) Interest. The principal balance of the Term Loan Advance (which, for clarification, will include any PIK Interest) shall bear interest thereon from the Closing Date at the Term Loan Interest Rate based on a year consisting of 365 days, with interest computed daily based on the actual number of days elapsed.

(d) Interest; Payments; PIK Interest; Additional Warrants. (i) Borrowers will pay interest on the Term Loan Advance on the first day of each calendar month, beginning on the first day of the month immediately following one full month after the Closing Date, provided that interest due on or before February 1, 2013 (or, in Agent’s sole and absolute discretion, the Principal Commencement Date) may, at Borrowers’ election, be paid as PIK Interest calculated at the Term Loan Interest Rate; provided, however, that no such interest shall be paid as PIK Interest prior to the NASDAQ Interpretation Date. Beginning on the Principal Commencement Date and continuing on the first day of each month thereafter, Borrowers shall repay the principal balance of the Term Loan Advance in 30 monthly installments equal to 1/30th of the aggregate Term Loan Advance principal balance (including any PIK Interest) that is outstanding on the Principal Commencement Date. Each principal payment shall be accompanied by the payment in cash of accrued interest thereon calculated at the Term Loan Interest Rate. The entire Term Loan Advance principal balance and all accrued but unpaid interest hereunder (including PIK Interest), shall be due and payable on the Term Loan Maturity Date. Borrowers shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Payments to each Lender hereunder shall be made to such Lender at the account from time to time designated by such Lender by written notice to the Company. Each installment or other payment on account of the Term Loan Advance shall be paid to Lenders in accordance with their Pro Rata shares. For clarification, the addition of PIK Interest to the outstanding principal balance of the Term Loan Advance in accordance with the terms hereof shall not constitute an additional Advance hereunder.

(ii) In the event that Borrowers elect, in accordance with Section 2.1(d)(i), to pay any interest in the form of PIK Interest for any month, then in addition to the PIK Interest paid pursuant to the preceding Section 2.1(d)(i), the Company shall issue to each Lender an additional Warrant, in the form attached hereto as Exhibit F (each, an “Additional Warrant”), which Additional Warrant shall (A) be exercisable (assuming no “Net Issuance,” as defined therein) for a number of shares of Class A Common Stock equal to a fraction (such fraction, the “Base Additional Warrant Shares”) (x) whose numerator is the product of (I) 18% and (II) the amount of such PIK Interest and (y) whose denominator is the Average Market Price per share of Class A Common Stock on the day such interest is due; and (B) have an initial exercise price, per share of Class A Common Stock, equal to such Average Market Price per share of Class A Common Stock; provided, however, that if, after the issuance of the first Additional Warrant, the Company elects, in accordance with Section 2.1(d)(i), to pay interest in the form of PIK Interest, then, in lieu of issuing a new Additional Warrant with respect thereto, the Company shall, in accordance with the existing Additional Warrants, execute and deliver, to each Lender, an amended Schedule A to such existing Additional Warrants reflecting the additional shares of Class A Common Stock, and the exercise price therefor, with respect to such election. Notwithstanding anything in this Agreement to the contrary, each Lender acknowledges and agrees that the Company shall not have any obligation to issue, and shall not issue, Additional Warrants in the event that the issuance of such Additional Warrants, when aggregated with all prior issuances of Additional Warrants pursuant this Agreement, would obligate the Company to issue more that 19.99% of the common stock of the Company (or securities convertible into such common stock), or the outstanding voting power, as calculated immediately before the execution hereof (subject to appropriate adjustments for any stock splits, stock dividends, stock combinations or similar transactions), in each case at a price less than the greater of the book or market value of the Class A Common Stock. In the event any payment of PIK Interest would result in the issuance of Additional Warrants to the Lenders which would exceed the 19.99% limit, then, notwithstanding anything to the contrary herein, (A) each Lender shall be issued the number of Additional Warrants determined by multiplying the number of Additional Warrants such Lender would have been issued but for the 19.99% limit by a fraction the numerator of which shall be the number of Additional Warrants that may be issued to all Lenders without exceeding the 19.99% limit and the denominator of which shall be the total number of Additional Warrants that all Lenders would have been issued but for the 19.99% limit; (B) the Company shall use commercially reasonable efforts to obtain the approval of its stockholders to issue the number of Additional Warrants that would have been issued to the Lenders but for the 19.99% limit; and (C) before obtaining such approval, Borrower shall not be permitted to elect to pay interest in the form of PIK Interest to the extent such election would exceed such 19.99% limit. Borrowers and Lenders shall (i) determine and agree to the fair market value of each Additional Warrant as of the date of its issuance within 30 days after its issuance and (ii) for all U.S. federal income tax purposes treat the issuance of each Additional Warrant as a payment of interest in an amount equal to the fair market value of such Additional Warrant as of the date of its issuance. Notwithstanding the foregoing, if the Company receives a Negative NASDAQ Interpretation with respect to any Lender, then the Additional Warrant issued to such Lender shall have an initial exercise price equal to the Warrant Floor Exercise Price per share of Class A Common Stock on the date the related PIK Interest is due and shall be exercisable (assuming no “Net Issuance,” as defined therein) for a number of shares of Class A Common Stock (determined pursuant to the mutual agreement of the Borrower and the Lenders) that exceeds the Base Additional Warrant Shares by an amount that would cause the fair market value of such Additional Warrant to be no less than the fair market value of the Additional Warrant that would have been issued without regard to this sentence. In addition, notwithstanding anything herein to the contrary, in no event shall Borrower elect to pay interest in the form of PIK Interest to the extent such election, when taken together with all prior issuances of Additional Warrants and the issuance of the Warrants, would obligate the Company to issue more that 9.99% of the common stock of the Company (or securities convertible into such common stock), as calculated immediately before the execution hereof (subject to appropriate adjustments for any stock splits, stock dividends, stock combinations or similar transactions).

2.2 Maximum Interest. Notwithstanding any provision in this Agreement, any Note, or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrowers have actually paid to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding on the Notes; second, after all principal is repaid, to the payment of the Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to the Borrowers.

2.3 Default Interest. Upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, PIK Interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c).

2.4 Prepayment. At its option upon at least 7 business days prior notice to each Lender, Borrowers may prepay all or a portion of the outstanding Term Loan Advance by paying such principal amount, all accrued and unpaid interest thereon, and the Prepayment Premium then applicable. No Prepayment Premium shall be payable with respect to any principal paid on the Term Loan Maturity Date or upon a prepayment that occurs pursuant to the terms of Section 2.7(i). All prepayments of the Term Loan Advance shall be applied against the remaining installments of principal due on the Term Loan Advance in the inverse order of maturity.

2.5 End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrowers prepay the outstanding Secured Obligations in full, or (iii) the date that the Secured Obligations become due and payable upon acceleration under Section 10.1, Borrowers shall pay to Lenders (to be paid to each Lender on a Pro Rata basis) a charge of the sum of: (A) $6,750,000, and (B) 9% of the aggregate amount of all interest paid hereunder as PIK Interest from time to time.

2.6 Payment of Other Secured Obligations. Secured Obligations shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

2.7 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers under this Agreement, the Notes or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by the Borrowers, then the Borrowers shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, the sum payable by Borrowers to Agent and each Lender shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.7) Agent and each Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.7, such Borrower shall deliver to Agent and each Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to Agent and each Lender.

(d) Indemnification by the Borrowers. Borrowers shall jointly and severally indemnify Agent and each Lender for (i) any Indemnified Taxes that are paid or payable by Agent or such Lender in connection with or relating to transactions contemplated by this Agreement, the Notes or any other Loan Documents (including amounts paid or payable as a result of any additional payments made under this Section 2.7), (ii) any Taxes that are paid or payable by Agent or such Lender as a result of any breach by Borrowers of any of its covenants under this Agreement, including any breach of Section 7.9(b) or Section 7.9(c) of this Agreement, and (iii) any costs or expenses incurred by Agent or such Lender with respect to a Tax described in clause (i) or (ii) immediately above. The indemnity under this Section 2.7(d) shall be paid within 10 days after Agent or any Lender delivers to Company a certificate stating the amount of any Taxes so paid or payable by Agent or such Lender together with a statement of any related costs or expenses, and shall be payable by Borrowers whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrowers are given a reasonable opportunity to contest such Taxes (at the sole cost and expense of Borrowers). Such certificate shall be conclusive of the amount so paid or payable and of the costs or expenses related thereto absent manifest error.

(e) Status of Lenders. Within 10 days of the date of this Agreement, each initial Lender shall deliver to Company duly completed and executed originals of (i) IRS Form W-8BEN establishing its eligibility for the provisions of Article XI (Interest) under the U.S. – Canada Protocol Amending the Convention with Respect to Taxes on Income and on Capital of September 26, 1980 as Amended, U.S.-Can., Sep. 21, 2007 or (ii) IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(f) Facility Charge/Expenses and End of Term Charge. Borrowers and each Lender hereby agree for all U.S. federal income tax purposes to treat (i) the Facility Charge and all expenses payable by Borrowers under Section 11.12 of this Agreement as a reduction in the “issue price” (as determined under Section 1273 of the Code) of the Term Loan Advance and (ii) the End of Term Charge as included in the “stated redemption price at maturity” (as defined under Section 1273 of the Code) of the Term Loan Advance.

(g) Survival. Each party’s obligations under this Section 2.7 shall survive any assignment of rights by, or the replacement of, a Lender, and shall survive the repayment, satisfaction or discharge of all obligations under this Agreement, the Notes or under any other Loan Document, subject only to the limitation on the rights of an Assignee as specifically set forth in Section 11.14 of this Agreement.

(h) Investment Unit. Borrowers and Lenders acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Code, which includes the Term Loan Advance. Borrowers and Lenders further agree (i) to determine the fair market value of the Warrant as of the Closing Date within 30 days after the date hereof, (ii) to allocate an amount of the issue price of the investment unit (which includes the Term Loan Advance) equal to the agreed upon fair market value of the Warrant to the Warrant pursuant to Treasury Regulation Section 1.1273-2(h), and (iii) for all U.S. federal income tax purposes, to treat the amount allocated to the Warrant under (ii) above as original issue discount on the Term Loan Advance.

(i) Remediation. If any Borrower is required to pay additional amounts for Indemnified Taxes pursuant to Section 2.7(a) or Section 2.7(d)(i) of this Agreement and if a Lender (the “Affected Lender”) has declined or is unable to mitigate the circumstances giving rise to such additional payment requirement, then such Borrower may, upon forty-five days prior written notice to Agent and the Affected Lender, repay all amounts owing to such Affected Lender under this Agreement, the Notes and any other Loan Document, including all outstanding principal and all accrued interest thereon (including any PIK Interest and including amounts owed under Section 2.5 but excluding any Prepayment Premium then applicable) and, provided that all such amounts have been duly paid in full (including any Indemnified Taxes payable as of such repayment date and any Indemnified Taxes relating to or resulting from such repayment), such Borrower shall be discharged of its obligations under this Agreement, the Notes and any other Loan Document with respect to such Affected Lender (except with respect to any obligation under a Warrant or Additional Warrant and except with respect to any obligation that survives the repayment, satisfaction or discharge of Borrowers’ obligations pursuant to the terms of this Agreement). Notwithstanding the foregoing, the Affected Lender may, in its sole discretion, waive its right to additional amounts for Indemnified Taxes under Section 2.7(a) and its right to indemnification under Section 2.7(d)(i) and, to the extent the Affected Lender waives such rights in writing, each Borrower’s right under this Section 2.7(i) to effect an early repayment and discharge of its obligations shall be null and void.

2.8 Pro Rata. All principal, interest, and fees (other than fees under Section 11.12 or otherwise as expressly provided herein) due and payable hereunder shall be paid by Borrowers to each Lender on a Pro Rata basis.

Section 3. Security Interest.

As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) and performance of all the Secured Obligations, each Borrower grants to Agent, for the benefit of Agent and the Lenders, a security interest in and Lien upon all of such Borrower’s right, title, and interest in and to all Fixtures and the following personal property, in each case, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any foreign Subsidiary that constitutes a Permitted Investment); (g) Deposit Accounts; (h) Cash; (i) Goods; (j) all Commercial Tort Claims; and all other tangible and intangible personal property of each Borrower whether now or hereafter owned or existing or acquired by any Borrower, and wherever located; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all books and records pertaining to each the foregoing. Notwithstanding any of the foregoing, the Collateral shall not under any circumstance include, and no security interest is granted in (i) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Borrower if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (i) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of this clause (i) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s continuing security interests in and liens upon any rights or interests of any Borrower in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, or license agreement (including any Accounts), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, or license agreement); (ii) any assets subject to Liens under the Mississippi Loan Documents as of the Closing Date, (iii) any cash or cash equivalents described in clause (vii) of the definition of Permitted Indebtedness, (iv) equity interests of any Borrower or any Subsidiary in a non-Borrower Subsidiary of a Borrower (a “SPE”) which is non-recourse to the assets of the Borrowers (other than assets consisting of interests in and to such SPE or a holding company of such SPE), and (v) assets subject to a Lien permitted under clause (vii) of the definition of “Permitted Liens”.

Section 4. Conditions Precedent.

4.1 Closing Conditions. The obligations of Lenders to make the Term Loan Advance hereunder are subject to the satisfaction of the following conditions:

(a) Borrowers shall have delivered to each Lender an executed original of this Agreement and all other documents and instruments reasonably required by each Lender to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to each Lender;

(b) Borrowers shall have delivered to each Lender certified copies of resolutions of each Borrower’s board of directors and sole member, as applicable, evidencing approval of this Agreement, the borrowings hereunder and other transactions evidenced by the Loan Documents;

(c) Borrowers shall have delivered to each Lender certified copies of the Certificate of Incorporation and the Bylaws, or other organizational documents, as applicable, each as amended through the Closing Date, of each Borrower;

(d) Borrowers shall have delivered to each Lender a certificate of good standing for each Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) Each Lender shall have received UCC and Lien searches and other evidence satisfactory to each Lender that there are no Liens upon the Collateral except Permitted Liens;

(f) Lenders shall have received a written opinion of WilmerHale, in form and substance satisfactory to each Lender;

(g) Borrowers shall have delivered to the Lenders such other documents as any Lender may reasonably request;

(h) The representations and warranties set forth in Section 5 of this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Closing Date;

(i) Lenders shall have received the Warrants and Term Notes, each duly executed by each Borrower’s Chief Executive Officer or Chief Financial Officer or other authorized officer;

(j) Intentionally Omitted;

(k) Intentionally Omitted;

(l) The Borrowers shall have paid the Facility Charge to Lenders (to be paid to each Lender on a Pro Rata basis) and reimbursed each Lender for such Lender’s current expenses reimbursable pursuant to this Agreement (including all Lender Expenses), which amounts shall be deducted from the initial Advance; and

(m) At the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

Section 5. Representations and Warranties of Borrowers. Each Borrower represents and warrants as of the Closing Date that:

5.1 Corporate Status. Each Borrower is a corporation or limited liability company, as applicable, duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation or limited liability company in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect. In the five years preceding the Closing Date, no Borrower has been party to any merger or combination.

5.2 Collateral. Borrowers own the Collateral, free of all Liens, except for Permitted Liens and Permitted Transfers. Each Borrower has the corporate or limited liability company power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

5.3 Consents. Each Borrower’s execution, delivery and performance of the Notes, this Agreement and all other Loan Documents and the Company’s execution and delivery of the Warrants, (i) have been duly authorized by all necessary corporate or limited liability company action of such Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of any Borrower’s Certificate of Incorporation, bylaws, Certificate of Formation, or operating agreement, as applicable, or any, material law, regulation, order, injunction, judgment, decree or writ to which any Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any material contract or agreement or require the consent or approval of any other Person that has not been obtained. The individual or individuals executing the Loan Documents and the Warrants are duly authorized to do so.

5.4 Material Adverse Effect. Since September 30, 2011, no event that has had or could reasonably be excepted to have a Material Adverse Effect has occurred and is continuing.

5.5 Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of any Borrower, threatened in writing against or affecting any Borrower or its property, in each case that would reasonably be expected to have a Material Adverse Effect.

5.6 Laws. No Borrower is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. No Borrower is in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound, in each case, where such default is reasonably expected to result in a Material Adverse Effect.

5.7 Information Correct and Current. No financial statement, exhibit or schedule furnished, by or on behalf of any Borrower to Agent or any Lender in connection with any Loan Document contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading in any material respect at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrowers to Agent and each Lender shall be at the time delivered provided in good faith and based on the most current data and information available to Borrowers, it being recognized by Agent and each Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

5.8 Tax Matters. Except as described on Schedule 5.8, (a) each Borrower and its Subsidiaries has filed all federal and material state and local tax returns that it is required to file (or extensions thereof) within the time and manner required by applicable law, (b) each Borrower and its Subsidiaries has duly paid or fully reserved for all material taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) each Borrower and its Subsidiaries has paid or fully reserved for any material tax assessment received by any Borrower or any of its Subsidiaries, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9 Intellectual Property Claims. Except for Permitted Liens, each Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to its business. As of the Closing Date, except as described on Schedule 5.9, to each Borrower’s knowledge, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material Intellectual Property of any Borrower has been judged invalid or unenforceable, in whole or in part, by a final, non-appealable decision of a court of competent jurisdiction, and (iii) no claim has been made in writing to any Borrower that any material Intellectual Property of any Borrower violates the rights of any third party, which claim the any Borrower believes to be valid and would reasonably be expected to result in a Material Adverse Effect. No Borrower is in material breach of, nor has any Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to each Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder, in each case, where such breach or failure would reasonably be expected to result in a Material Adverse Effect.

5.10 Intellectual Property. Except as described on Schedule 5.10, each Borrower has all material rights with respect to Intellectual Property necessary in the operation or conduct of each Borrower’s business as currently conducted. Except as would not reasonably be expected to result in a Material Adverse Effect, to each Borrower’s knowledge, each Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11 Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by any Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of any Borrower, threatened (in writing) litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner any Borrower’s use, transfer or licensing thereof or that affects the validity, use or enforceability thereof, except in each case, as would not reasonably be expected to have a Material Adverse Effect. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding against any Borrower that obligates any Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of any Borrower or Borrower Products, except in each case, as would not reasonably be expected to have a Material Adverse Effect. No Borrower has received any written notice or claim challenging or questioning any Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto, except in each case, as would not reasonably be expected to have a Material Adverse Effect. To each Borrower’s knowledge, no Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others, except in each case, as would not reasonably be expected to have a Material Adverse Effect.

5.12 Collateral Information Certificate. The Collateral Information Certificate delivered to the Lenders by the Borrowers on the Closing Date (the “Collateral Information Certificate”) is true and correct in all material respects as of the Closing Date.

5.13 Employee Loans. As of the Closing Date, except as set forth on Schedule 5.13 annexed hereto, no Borrower has outstanding loans to any employee, officer or director of any Borrower nor has any Borrower guaranteed the payment of any loan made to an employee, officer or director of any Borrower by a third party.

5.14 Capitalization and Subsidiaries. Each Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Each Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14 is a true, correct and complete list of each Subsidiary of each Borrower.

5.15 Commercial Tort Claims. Except as set forth on Schedule 5.15 annexed hereto, no Borrower has a Commercial Tort Claim.

5.16 Enforceability. Each Loan Document is a legal, valid and binding obligation of each Borrower party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.17 Not a Regulated Entity. No Borrower is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other applicable law regarding its authority to incur Indebtedness.

5.18 Margin Stock. No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors). No proceeds of the Advances will be used by Borrowers to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any Margin Stock or for any related purpose in violation of Regulations T, U or X of the Board of Governors.

5.19 Filings. The Company has timely filed, with the Securities and Exchange Commission, each report or other document required to be so filed by the Company pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and no such report or document, as of the date it was so filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.20 USRPHC. The Company is not a USRPHC as of the date of this Agreement.

5.21 Kior Columbus, LLC. Kior Columbus, LLC (i) is the only subsidiary of the Company organized within the United States, and (ii) has been properly treated since formation (and through the date hereof) as an entity that is disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-2.

5.22 NASDAQ Interpretive Request. As soon as practicable after the execution hereof, the Company shall, at its expense, formally request The NASDAQ Stock Market LLC, or any authorized agency or affiliate thereof, to issue to the Company interpretive rulings that the issuance to each Lender of any Additional Warrant with an initial per share exercise price that is below the Warrant Floor Exercise Price will not require stockholder approval pursuant to Rule 5635(c) of The NASDAQ Listing Standards. The Company shall use its commercially reasonable efforts, at its expense, to procure, as soon as reasonably practicable, the concurrence of The NASDAQ Stock Market LLC, or any authorized agency or affiliate thereof, that no such issuance will require such stockholder approval. Each Lender shall cooperate, at the Company’s expense, with the Company’s efforts to satisfy its obligations under this Section 5.22, including preparation of the formal request relating to such Lender, and the Company shall not submit any formal request pursuant to this Section 5.22, without the prior written consent of the Lender subject thereof.

Section 6. Insurance; Indemnification.

6.1 Coverage. Each Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in such Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Each Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance (including umbrella) for each occurrence. Each Borrower has and agrees to maintain a minimum of $2,000,000 of directors and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, each Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against physical loss or damage in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2 Certificates. Each Borrower shall deliver to Lenders certificates of insurance that evidence such Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Each Borrower’s insurance certificate shall state Agent is an additional insured for commercial general liability and a loss payee for property insurance with respect to the Collateral. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for property damage insurance with respect to the Collateral, or other endorsements reasonably acceptable to the Agent. All certificates of insurance with respect to the Collateral will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (except for 10 days for nonpayment), or other evidence of notice of cancellation reasonably acceptable to the Agent. Any failure of Agent or any Lender to scrutinize such insurance certificates for compliance is not a waiver of Agent’s or any Lender’s rights, all of which are reserved. Notwithstanding anything to the foregoing contained in this Section 6.2, no breach of this Section 6.2 shall be deemed to have occurred unless (i) 60 days has lapsed from the date of this Agreement, and (ii) the requirements stated in this Section 6.2 are not satisfied.

6.3 Indemnity. Each Borrower agrees to indemnify and hold Agent and each Lender and its officers, directors, employees, agents, in-house attorneys, representatives and shareholders harmless (each, an “Indemnitee”), on an after tax basis, from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by any Indemnitee as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims of any Indemnitee resulting from such Indemnitee’s bad faith, breach of contract, gross negligence or willful misconduct (collectively, the “Indemnified Claims”). This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent costs, expenses, losses, claims, damages or liabilities arising from any non-Tax claim.

Section 7. Covenants of Borrowers.

Each Borrower agrees as follows:

7.1 Financial Reports. Borrowers shall furnish to Lenders the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) as soon as practicable (and in any event within 30 days) after the end of each month, unaudited balance sheet and income statement (prepared on a consolidated basis), certified by the Company’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) that they do not contain certain non-cash items;

(b) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, (i) unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, certified by the Company’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (x) for the absence of footnotes, a (y) that they are subject to normal year end adjustments, and (z) that they do not contain certain non-cash items; and (ii) the most recent capitalization table for Borrowers, including the weighted average exercise price of employee stock options;

(c) as soon as practicable (and in any event within one hundred fifty (150) days) after the end of each fiscal year, audited financial statements as of the end of such year (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by the Company, accompanied by an audit report from such accountants, which is unqualified as to scope of the audit;

(d) as soon as practicable (and in any event within 30 days) after the end of each month: (i) a Compliance Certificate in the form of Exhibit C, and (ii) a projected six month cash flow forecast showing all projected operating cash requirements of the Borrowers for the upcoming six month period (each, a “6 Month Operating Cash Forecast”), in form reasonably satisfactory to Agent and the Required Lenders (such projections to be prepared by Borrowers in good faith based upon assumptions believed to be reasonable at the time delivered);

(e) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that any Borrower has made available to holders of its common stock and/or Preferred Stock and copies of any regular, periodic and special reports or registration statements that any Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(f) the annual budget of the Borrowers, promptly after approval by the board of directors of Borrowers; and

(g) other financial information and business development information reasonably requested by any Lender.

Borrowers shall not (without the consent of Required Lenders, such consent not to be unreasonably withheld or delayed), make any change in its fiscal years or fiscal quarters. The fiscal year of Borrowers shall end on December 31.

7.2 Further Assurances. Each Borrower shall from time to time execute, deliver and file, alone or with Agent or any Lender, any financing statements, security agreements, collateral assignments, notices or other documents necessary to perfect or give Agent a first priority Lien on the Collateral (subject, in each case, to Permitted Liens). Each Borrower shall from time to time procure any instruments or documents as may be requested by Agent or any Lender, and take all further action that may be necessary or desirable, or that Agent or any Lender may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, each Borrower hereby authorizes Agent to execute and deliver on behalf of each Borrower and to file financing statements without the signature of any Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for each Borrower. Each Borrower shall protect and defend such Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to any Borrower or Agent or any Lender other than Permitted Liens. Borrowers shall promptly notify Agent and Lenders in writing if any Borrower acquires: (i) a Commercial Tort Claim having a value in excess of $1,000,000, or (ii) a Commercial Tort Claim, when aggregated with the value of all other existing Commercial Tort Claims for all Borrowers which have not been previously disclosed to Agent and the Lenders, having a value in excess of $5,000,000.

7.3 Indebtedness. No Borrower shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.4 Collateral. Each Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in such Borrower’s business or in which such Borrower now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens). Each Borrower shall give Agent and Lenders prompt written notice when such Borrower knows of any legal process affecting title to the Collateral, or any pending or threatened (in writing) litigation against any Borrower that would reasonably be expected to have a Material Adverse Effect. Each Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent and Lenders prompt written notice when any Borrower knows of any legal process affecting title to such Subsidiary’s assets. No Borrower shall agree with any Person, other than Agent and Lenders and any other holder of a Permitted Lien or Permitted Indebtedness, not to grant a Lien on the Collateral to the Agent or any Lender.

7.5 Investments. No Borrower shall directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.6 Distributions. No Borrower shall (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest (except a dividend or distribution may be made by a Borrower to another Borrower), or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate at any time outstanding for all such loans and guarantees.

7.7 Transfers. Except for Permitted Transfers, Permitted Liens and Permitted Investments, no Borrower shall voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any portion of its assets.

7.8 Mergers or Acquisitions. No Borrower shall (a) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, other than: (i) mergers or consolidations of a Subsidiary (other than a Borrower) into another Subsidiary or into a Borrower, and (ii) mergers or consolidations of a Borrower into another Borrower, so long as, in each case, in any merger or consolidation involving the Company, the Company is the surviving entity), (b) acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person other than Permitted Investments, or (c) liquidate, wind of its affairs or dissolve itself, whether in a single transaction or in a series of related transactions.

7.9 Taxes.

(a) Each Borrower and its Subsidiaries shall pay when due all material Taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against any Borrower or its Subsidiaries or the Collateral or upon any Borrower’s or its Subsidiaries ownership, possession, use, operation or disposition thereof or upon any Borrower’s or its Subsidiaries rents, receipts or earnings arising therefrom.

Each Borrower or its applicable Subsidiary shall file on or before the due date therefor all material personal property tax returns (or extensions) in respect of the Collateral. Notwithstanding the foregoing, each Borrower or its applicable Subsidiary may contest, in good faith and by appropriate proceedings, Taxes for which such Borrower or applicable Subsidiary maintains adequate reserves therefor in accordance with GAAP.

(b) No Borrower shall take any action (including directly or indirectly by merger, consolidation or otherwise) that would cause it to become a USRPHC until the earlier to occur of (i) the moment each Lender no longer owns any capital stock in or any Warrant or Additional Warrant with respect to Company or (ii) twelve months after the later of the receipt of any Warrant or Additional Warrant by any Lender or expiration of any restriction, by applicable law or otherwise, on any Lender’s right to dispose of or transfer any capital stock in or Warrant or Additional Warrant with respect to Company.

(c) Company shall provide notice to Agent and Lenders following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the fair market value of any Borrower’s USRPIs equals or exceeds thirty-five percent (35%) of the aggregate fair market value of (i) such Borrower’s USRPIs, (ii) such Borrower’s interests in real property located outside the United States (within the meaning of Section 897(c)(2)(B)(ii) of the Code), and (iii) any other of such Borrower’s assets which are used or held for use in a trade or business (within the meaning of Section 897(c)(2)(B)(iii) of the Code). Company’s notice provided pursuant to the preceding sentence shall set forth the fair market values of each of the items listed in Sections (i), (ii), and (iii) of the preceding sentence. Company’s obligation to furnish such notice shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market; provided, however, the terms of this paragraph shall terminate and have no further force and effect with respect to any period beginning after the moment that Lenders and their affiliates no longer own any capital stock in or Warrant or Additional Warrant with respect to Company.

7.10 Corporate Changes.

(a) No Borrower shall change its corporate name, legal form, jurisdiction of formation, or its charter or other organizational identification number, in each case, without twenty (20) days’ prior written notice to Agent and Lenders.

(b) No Borrower shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent and Lenders; and (ii) such relocation shall be within the continental United States. No Borrower shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business and other Permitted Transfers, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location of the Borrowers described in the Collateral Information Certificate to another location of the Borrowers described in the Collateral Information Certificate) unless (i) it provides prompt written notice to Agent and Lenders, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent and the Required Lenders.

7.11 Deposit Accounts. From and after five (5) Business Days after the Closing Date, no Borrower shall maintain any Deposit Accounts, except with respect to which Agent (or a control agent for Agent) has an Account Control Agreement. For a period of ninety (90) days after the Closing Date, the Borrowers shall use their commercially reasonable efforts to cause to be executed and delivered an Account Control Agreement in favor of Agent for each securities account and investment account maintained by any Borrower; provided that notwithstanding anything to the contrary herein or in any Loan Document, the failure to have an Account Control Agreement in place for any such securities accounts or investments accounts shall not be a violation of this Agreement or any Loan Document so long as Borrowers shall have used their commercially reasonable efforts within such time frame to obtain such Account Control Agreements.

7.12 Subsidiaries. Each Borrower shall notify Agent and Lenders of each Subsidiary formed subsequent to the Closing Date and, within 15 business days of formation, shall cause any such Subsidiary organized under the laws of any State within the United States (other than Subsidiaries of foreign Subsidiaries) to execute and deliver to Agent and Lenders a Joinder Agreement, provided that, at the election of the Company, (a) no project company SPE or its holding company shall be required to execute and deliver a Joinder Agreement; and (b) Agent and the Lenders shall release any Subsidiary (other than any Borrower existing as of the Closing Date) from its Secured Obligations hereunder (and release all Liens on such Subsidiary and the equity interests in such Subsidiary) so long as: (i) the aggregate amount of Investments, dividends and distributions made by the Company or another Borrower in or to such Subsidiary prior to the effective date of the release does not exceed: (A) $25,000,000 in the case of the Subsidiary which will own and operate the Newton Facility (whether or not such Newton Facility has commenced operations) (the “Newton Subsidiary”), and (B) $3,000,000 (minus the amount of all Investments, dividends and distributions made by the Company or another Borrower in or to any previously released Subsidiary (other than the Newton Subsidiary)) for any other Subsidiary; (ii) any Investments, dividends or distributions made by the Company or another Borrower in or to such Subsidiary prior to the effective date of the release consisted solely of cash or cash equivalents, and (iii) neither the Company nor another Borrower is directly or indirectly liable for any Indebtedness of such Subsidiary; provided that notwithstanding the foregoing, the Company or Borrowers may be liable to the extent such liability is non-recourse to the assets of the Company or Borrowers (other than to assets consisting of interests in and to an SPE or a holding company of an SPE). Notwithstanding the foregoing, the Company may not elect to release the Newton Subsidiary in accordance with the terms of this Section 7.12 until after the Additional Equity Event shall have occurred.

7.13 Capital Expenditures. No Borrower shall make Capital Expenditures with respect to the Newton Facility in excess of $25,000,000 unless the Additional Equity Event has occurred.

7.14 Equity Event. The Company shall consummate the First Equity Event on or before March 31, 2013; provided, however, that if the First Equity Event shall not have occurred on or before March 31, 2013, Borrowers shall not be deemed in breach of this Section 7.14 for so long as Borrowers have Qualified Cash in an amount greater than the projected operating cash requirements of the Borrowers for the upcoming six month period, calculated as of any date of determination using the most recently provided 6 Month Operating Cash Forecast delivered to Agent and the Lenders in accordance with Section 7.1(d).

7.15 Certain After-Acquired Collateral. Borrowers shall promptly notify Agent and Lenders in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, securities accounts, investment accounts, or registered Intellectual Property, and, upon Agent’s or the Required Lenders’ request, shall promptly take such actions as Agent or the Required Lenders deem appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral; provided, however, that with respect to obtaining Account Control Agreements in favor of Agent over any securities account or investment account, Borrowers shall only be required to use commercially reasonable efforts.

7.16 Compliance with Laws. Each Borrower shall comply with all laws, rules and regulations, unless failure to comply could not reasonably be expected to have a Material Adverse Effect.

7.17 Lender Meeting. Once per fiscal quarter of the Company, at the request of any Lender and upon reasonable prior notice, the Company will hold a meeting (at a mutually agreeable location and time or, at the option of any Lender, by conference call) with Lenders at which meeting shall be reviewed the financial results of the previous fiscal quarter and the financial condition of the Company and its Subsidiaries and such other matters as any Lender may reasonably request.

7.18 Inspection Rights. Each Borrower shall permit any representative that any Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of such Borrower at reasonable times and upon reasonable notice during normal business hours; provided such inspection rights shall not be exercised more frequently than twice per calendar year per Lender in the absence of the occurrence and continuation of an Event of Default.

7.19 Amendments. Without the Required Lenders’ prior consent (which shall not be unreasonably withheld), no Borrower shall directly or indirectly, amend, modify, or change any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under clauses (vi) and (xii) of the definition of Permitted Indebtedness. Without the Required Lenders’ prior consent (which shall not be unreasonably withheld), no Borrower shall directly or indirectly, amend, modify, or change any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under clause (xi) of the definition of Permitted Indebtedness if such amendment, modification or change would be, or could reasonably be expected to be, materially adverse to the interests of the Lenders.

7.20 Register. Company shall, acting on behalf of itself and as agent for each other Borrower, maintain at its offices a register for the recordation of the names and addresses of the Lenders and the amount of principal and interest due and payable or to become due and payable from each Borrower to each Lender hereunder or under the Notes or any other Loan Documents (the “Register”). Any assignment or transfer of an interest in the Term Loan

Advance or Notes shall be effective only upon appropriate entries with respect thereto being made in the Register, which the Company shall promptly record upon receiving notice of any such proposed assignment or transfer. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the generality of the foregoing, the Company shall, acting on behalf of itself and as agent for each other Borrower, reflect ownership interests in the Term Loan Advance and the Notes in a book entry system in accordance with all applicable provisions of the Code and Treasury Regulations, including for purposes of establishing that the Term Loan Advance and Notes are in registered form under Sections 1.871-14(c)(1)(i) and 5f.103-1(c) of the Treasury Regulations.

7.21 Kior Columbus, LLC. For all U.S. federal income tax purposes, Company shall take no action that would cause Kior Columbus, LLC to be treated as anything other than an entity that is disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-2.

Section 8. Joint and Several Liability; Waivers; Subordination.

8.1 Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and each Lender the prompt payment and performance of, all Secured Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder with respect to the obligations of the other Borrowers hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until the full and final cash payment of all Secured Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Secured Obligations or Loan Document, or any other document, instrument or agreement to which any other Borrower is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 8) or any other Loan Document against any other Borrower, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect to any other Borrower with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Secured Obligations or any action, or the absence of any action with respect to any other Borrower, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any other Borrower; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the United States Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the United States Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any other Borrower for the repayment of any Secured Obligations under Section 502 of the United States Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except full and final cash payment of all Secured Obligations.

8.2 Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or any Lender to marshal assets or to proceed against any Borrower, other Person or security for the payment or performance of any Secured Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full and final cash payment of all Secured Obligations. It is agreed among each Borrower and Agent and Lenders that the provisions of this Section 8 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lenders would decline to make Advances. Each Borrower acknowledges that its guaranty pursuant to this Section 8 is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and Lenders may, in their discretion in accordance with Section 10 hereof, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any real property by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 8. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Secured Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Secured Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid all or a portion of the Secured Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent or Lenders but shall be credited against the Secured Obligations.

8.3 Joint Enterprise. Each Borrower has requested Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that each Lender’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

8.4 Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity, to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Borrower, howsoever arising, to the full and final cash payment of all Secured Obligations; provided, however, that so long as no Event of Default has occurred and continuing, no Borrower shall be restricted from making payments to another Borrower on account of this Section 8.4 to the extent not otherwise prohibited hereunder.

Section 9. Events of Default.

The occurrence of any one or more of the following events shall be an Event of Default:

9.1 Payments. Any Borrower fails to pay any amount due under this Agreement, the Notes or any of the other Loan Documents on the due date thereof, and in each case such default continues for more than 3 business days after the due date thereof; or

9.2 Covenants. Any Borrower breaches or defaults in the performance of any: (a) covenant under any of Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, or 7.9, or (b) covenant or Secured Obligation under this Agreement (other than under Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, or 7.9), the Notes, or any of the other Loan Documents, and such default continues for more than twenty (20) days after the earlier of the date on which (i) Agent or any Lender has given notice of such default to any Borrower and (ii) any Borrower has actual knowledge of such default; or

9.3 Other Loan Documents. The occurrence of any material default under any Loan Document and such default continues for more than twenty (20) days after the earlier of (a) Agent or any Lender has given notice of such default to any Borrower, or (b) any Borrower has actual knowledge of such default; or

9.4 Representations. Any representation or warranty made by any Borrower in any Loan Document shall have been false or misleading in any material respect when made; or

9.5 Insolvency. A Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall admit in writing that it is unable to pay its debts as they become due, or unable to pay the Secured Obligations under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself, as debtor, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of a Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of a Borrower; or (vi) a Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (v); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against a Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of a Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) a Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against a Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) sixty (60) days shall have expired after the appointment, without the consent or acquiescence of a Borrower, of any trustee, receiver or liquidator of a Borrower or of all or any substantial part of the properties of a Borrower without such appointment being vacated; or

9.6 Attachments; Judgments. Any substantial part (ie. 33-1/3 percent or more) of a Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $1,000,000, or a Borrower is enjoined or in any way prevented by court order from conducting any part of its business, and in each case, such attachment, seizure, levy, judgment or injunction is not stayed, satisfied, bonded or discharged within thirty days after the entry thereof; or

9.7 Other Obligations. The occurrence of any default under any agreement or obligation of any Borrower involving any Indebtedness in excess of $2,000,000, which default continues beyond any period of grace therein provided; or

9.8 Change in Control. A Change in Control shall have occurred.

Section 10. Remedies. Subject to any intercreditor agreement entered into in connection with the Pari Passu Debt Loan Documents, the following provisions in this Section 10 shall apply:

10.1 General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, upon the written direction of the Required Acceleration Lenders, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5 (other than Section 9.5(A)(vi)), the Notes and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) Agent may (and shall upon the written direction of the Required Lenders) notify any of any Borrower’s account debtors to make payment directly to Agent (for the Pro Rata benefit of the Lenders), compromise the amount of any such account on any Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may (and shall upon the written direction of the Required Lenders) exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All of Agent’s and each Lender’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may (and shall upon the written direction of the Required Lenders), at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Each Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to the Company. Agent may require each Borrower, at such Borrower’s expense, to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent and Lenders in the following order of priorities:

First, to Agent in an amount sufficient to pay in full Agent’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

Second, to Lenders in an amount sufficient to pay in full Lenders’ costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

Third, to Lenders (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting fees;

Fourth, to Lenders (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting interest;

Fifth, to Lenders (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting principal;

Sixth, to Lenders in an amount equal to any other unpaid Secured Obligations; and

Finally, after the full and final payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrowers or their representatives or as a court of competent jurisdiction may direct.

Agent and each Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Agent and each Lender shall be under no obligation to marshal any of the Collateral for the benefit of any Borrower or any other Person, and each Borrower expressly waives all rights, if any, to require Agent or any Lender to marshal any Collateral.

10.4 Cumulative Remedies. The rights, powers and remedies of Agent and each Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent or any Lender.

10.5 License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit. Notwithstanding the foregoing, Agent shall not be entitled to exercise any such license right or interest unless an Event of Default has occurred and is continuing and Agent is exercising its rights and remedies hereunder.

10.6 Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 10.6. Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers, during the continuance of an Event of Default: (a) endorse a Borrower’s name on any proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; (b) notify any account debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (c) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (d) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (e) collect, liquidate and receive balances in Deposit Accounts, securities accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (f) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an account debtor, or to any notice, assignment or satisfaction of Lien or similar document; (g) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (h) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (i) use a Borrower’s stationary and sign its name to verifications of Accounts and notices to account debtors; (j) use information contained in any data processing, electronic or information systems relating to Collateral; (k) make and adjust claims under insurance policies; (l) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (m) take any and all appropriate actions and execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement and the other Loan Documents.

Section 11. Miscellaneous.

11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) when received if sent by United States mail, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)	If to 1538731 Alberta Ltd. or 1538716 Alberta Ltd.:

c/o Alberta Investment Management Corporation

1100 – 10830 Jasper Avenue

Edmonton, Alberta T5J 2B3

Attention: Chief Legal Counsel and Corporate Secretary

Facsimile: 780-392-3897

Telephone: 780-392-3835

(b)	If to KFT Trust, Vinod Khosla, Trustee:

c/o Khosla Ventures

3000 Sand Hill Road

Building 3, Suite 190

Menlo Park, CA 94025

Attention: Vinod Khosla

Facsimile: 650-926-9590

Telephone: 650-376-8500

(c)	If to any Borrower:

KIOR, INC.

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Financial Officer

Attn: General Counsel

Telephone: 281-694-8700

Fax: 281-694-8799

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments. This Agreement, the Notes, the Warrants, the Additional Warrants, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof. No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Borrowers that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, modification, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Borrowers that are party thereto, do any of the following: (a) increase the amount of any Term Loan Commitment or extend the Term Loan Maturity Date, (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document, (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.3 (which waiver shall be effective with the written consent of the Required Lenders)), (d) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders, (e) amend, modify, or eliminate the definition of “Required Lenders” or “Pro Rata”, (f) contractually subordinate any of Agent’s Liens, (g) other than in connection with a merger, liquidation, dissolution, release or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower from any obligation for the payment of money hereunder or consent to the assignment or transfer by any Borrower of any of its rights or duties under this Agreement or the other Loan Documents, (h) amend, modify, or eliminate any of the provisions of Section 2.8 or Section 10.2, or (i) amend, modify, or eliminate any of the provisions of Section 3 (except to add Collateral). In addition to the forgoing, no amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of any Loan Document that relates to the rights, duties or discretion of Agent, without the written consent of Agent, Borrowers, and the Required Lenders.

11.4 Account Control Agreements. The Agent agrees not to issue a notice of exclusive control or any other instruction under any Account Control Agreement unless an Event of Default has occurred and is continuing.

11.5 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.6 No Waiver. The powers conferred upon Agent and each Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. No omission or delay by Agent or any Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by any Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or any Lender is entitled, nor shall it in any way affect the right of Agent or any Lender to enforce such provisions thereafter.

11.7 Survival. All agreements, representations and warranties contained in this Agreement, the Notes and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and each Lender. Section 6.3, Section 11.12, and any provisions that by their express terms are to survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement shall survive such termination or expiration.

11.8 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each Borrower and its permitted assigns (if any). No Borrower shall assign its obligations under this Agreement, the Notes or any of the other Loan Documents without Agent’s and Lenders’ express prior written consent, and any such attempted assignment shall be void and of no effect. Any Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents in accordance with Section 11.14 hereof.

11.9 Governing Law. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.10 Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement, the Notes or any of the other Loan Documents may be brought in the federal court of the southern district of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to exclusive personal jurisdiction in New York New York; (b) waives any objection as to jurisdiction or venue in the Southern District of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.11 Mutual Waiver of Jury Trial.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF EACH BORROWER, AGENT AND EACH LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY ANY BORROWER AGAINST AGENT, ANY LENDER OR THEIR RESPECTIVE ASSIGNEES OR BY AGENT, ANY LENDER OR THEIR RESPECTIVE ASSIGNEES AGAINST ANY BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than any Borrower, Agent, and any Lender; Claims that arise out of or are in any way connected to the relationship between any Borrower and Agent or any Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

11.12 Professional Fees. Each Borrower promises to pay Agent’s and each Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other reasonable miscellaneous expenses. In addition, each Borrower promises to pay any and all reasonable attorneys’ and other reasonable professionals’ fees and expenses incurred by Agent and each Lender after the

Closing Date in connection with or related to: (a) the Advances; (b) the administration, collection, or enforcement of the Advances; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to any Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to any Borrower, the Collateral, the Loan Documents, including representing Agent or any Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of any Borrower’s estate, and any appeal or review thereof. In addition, each Borrower promises to pay all Lender Expenses.

11.13 Confidentiality. Agent and each Lender acknowledges that certain items of Collateral and information provided to Agent and Lenders by a Borrower are confidential or proprietary information of such Borrower, and also such items shall be deemed confidential unless prominently marked “PUBLIC” by a Borrower (the “Confidential Information”). Accordingly, Agent and each Lender agrees that any Confidential Information it may obtain in the course of acquiring, administering, perfecting or enforcing Agent’s security interest in the Collateral or otherwise shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of a Borrower, except that Agent and Lenders may disclose any such information: (a) to their own directors, officers, employees, accountants, counsel and other professional advisors and to its controlled affiliates if Agent or such Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Advances or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public without any disclosure by Agent or such Lender or breach of this Agreement; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or such Lender; provided that Agent or such Lender promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any required disclosure; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or such Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or such Lender; provided that Agent or such Lender promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any required disclosure; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s or such Lender’s sale, lease, or other disposition of Collateral during the continuance of an Event of Default; (g) to any participant or assignee of Agent or such Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of a Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of any Borrower under this Agreement or the other Loan Documents.

11.14 Assignment of Rights. Each Borrower acknowledges and understands that each Lender may, with the consent of Agent and the Borrowers (such consent of the Borrowers not to be unreasonably withheld, delayed or conditioned and such consent of the Borrowers not to be required if: (a) such Assignee is an affiliate of a Lender, or (b) an Event of Default has occurred and is continuing), sell, transfer, assign or endorse all or part of its interest hereunder and under the Note(s) and Loan Documents to any person or entity, provided that no Lender can assign, transfer, sell or endorse its rights hereunder or under the other Loan Documents to a competitor of Borrowers (an “Assignee”). After such assignment the term “Lenders” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of a Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, the assigning Lender shall retain all rights, powers and remedies hereby given. No such assignment by a Lender shall relieve any Borrower of any of its obligations hereunder. Each Lender agrees that in the event of any transfer by it of the Note(s), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon. Each Assignee shall, to the extent it is entitled to an exemption from or reduction of withholding Tax with respect to payments made under the Note(s) or Loan Documents, deliver to Company, at the time or times reasonably requested by Company, such properly completed and executed documentation reasonably requested by Company as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything herein to the contrary, no Assignee shall be entitled to receive any greater payment under Section 2.7(a) or 2.7(d)(i) with respect to any assignment than its applicable assigning Lender would have been entitled to receive (determined as if such interest had not been assigned) unless such assignment occurred with the prior written consent of the Borrowers.

11.15 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any Borrower for liquidation or reorganization, if any Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of any Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or any Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent or any Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent or any Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent and Lenders in Cash.

11.16 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.17 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any person other than Agent, Lenders and Borrowers unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely between Agent, the Lenders and the Borrowers.

11.18 No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

11.19 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Lender to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.

Section 12. Agent.

12.1 Appointment and Authority. Each Lender appoints and designates Alberta 1538731 as Agent under all Loan Documents. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary in this Agreement or the other Loan Documents, Agent shall have the sole and exclusive authority to (a) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Borrower or other Person; (b) act as collateral agent for Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (c) deal with Collateral; and (d) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, applicable law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender or other Person by reason of any Loan Document or any transaction relating thereto.

12.2 Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.3 Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.4 Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by applicable law. Agent may request instructions from Required Lenders or other Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations against all Indemnified Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon Agent and all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 11.3. In no event shall Agent be required to take any action that, in its opinion, is contrary to applicable law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.5 Lien Releases; Care of Collateral.

(a) Lenders authorize Agent to release any Lien with respect to any Collateral (i) upon full and final cash payment of all Secured Obligations; (ii) that is the subject of an asset disposition to a non-Borrower which Borrowers certify in writing to Agent is a Permitted Transfer or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens and should not constitute Collateral under the terms hereof (and Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Collateral; (iv) with the written consent of all Lenders; or (v) owned by a Borrower which is released from its Secured Obligations in accordance with Section 7.12, and Lenders authorize Agent to release a Borrower from its Secured Obligations in accordance with Section 7.12. Agent and the Lenders agree that Agent shall execute and deliver all documents reasonably requested by any Borrower to effect or otherwise evidence such release described in clauses (i), (ii), (iv) or (v) above (and, if requested by Agent in connection with such execution and delivery, Borrowers shall certify to Agent that any applicable sale or disposition is being made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry)). Any such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b) Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.6 Possession of Collateral. Agent and Lenders appoint each other Lender as agent (for the benefit of Lenders) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.7 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.8 Action Upon Default. Agent shall not be deemed to have knowledge of any Event of Default unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. Each Lender agrees that, except with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

12.9 Ratable Sharing. If any Lender shall obtain any payment or reduction of any Secured Obligation, whether through set-off or otherwise, in excess of its share of such Secured Obligation, determined on a Pro Rata basis or in accordance with Section 10.2, as applicable, such Lender shall forthwith purchase from Agent and the other Lenders such participations in the affected Secured Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 10.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, any payment of Indemnified Taxes pursuant to Section 2.7 shall not be considered an excess payment under this Section 12.9 and does not have to be shared Pro Rata.

12.10 Indemnification. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY BORROWERS, ON A PRO RATA BASIS, AGAINST ALL INDEMNIFIED CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH AGENT INDEMNITEE, PROVIDED THAT ANY INDEMNIFIED CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.11 Limitation on Responsibilities of Agent. Agent shall not be liable to any Lender for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or any Lender of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Lenders with respect to any Secured Obligations, Collateral, Loan Documents or Borrower. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Secured Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Borrower. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Event of Default, the observance by any Borrower of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.12 Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 10 days written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be a Lender or an affiliate of a Lender and which shall be subject to the consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned and such consent not to be required if: (a) such successor Agent is an affiliate of the retiring Agent, or (b) an Event of Default has occurred and is continuing). If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders (subject to the consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned and such consent not to be required if: (a) such successor Agent is an affiliate of the retiring Agent, or (b) an Event of Default has occurred and is continuing)) or, if no Lender accepts such role or the Company does not provide any necessary consent, Agent may appoint Required Lenders as successor Agent. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Section 6.3 and Section 12.10. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Alberta 1538731 by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.13 Separate Collateral Agent. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any applicable law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by applicable law, shall vest in and be exercised by Agent until appointment of a new agent.

12.14 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lender, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Borrower and its own decision to enter into this Agreement and to fund Advances hereunder. Each Lender has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Borrowers. Each Lender acknowledges and agrees that the other Lenders have made no representations or warranties concerning any Borrower, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Secured Obligations. Each Lender will, independently and without reliance upon any other Lender, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Advances, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Borrower or any credit or other information concerning the affairs, financial condition, business or Properties of any Borrower (or any of its affiliates) which may come into possession of Agent or its affiliates.

12.15 Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from a Borrower and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to a Borrower or paid to any other Person pursuant to applicable law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Secured Obligations are later required to be returned by Agent pursuant to applicable law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned. The preceding sentence shall not apply to any payment of Indemnified Taxes pursuant to Section 2.7 or any other amount which is specific to a particular Lender; any such amount which the Agent is required to return shall be repaid to Agent solely by the Lender which received the payment.

12.16 Agent in its Individual Capacity. As a Lender, Alberta 1538731 (and any successor Agent that is a Lender) shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Alberta 1538731 (and any such successor Agent that is a Lender) in its capacity as a Lender. In their individual capacities, Agent and its affiliates may receive information regarding Borrowers and their affiliates (including information subject to confidentiality obligations), and each Lender agrees that Alberta 1538731 and its affiliates shall be under no obligation to provide such information to any Lender, if acquired in such individual capacity.

12.17 No Third Party Beneficiaries. This Section 12 is an agreement solely among Lenders and Agent, and shall survive full and final payment in Cash of the Secured Obligations. This Section 12 (other than Section 12.5(a) and Section 12.12 (as it relates to Section 12.12, solely with respect to the Company’s consent rights contained therein)) does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Secured Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrowers, Agent and Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

KIOR, INC.,
a Delaware corporation

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	President and Chief Executive Officer

KIOR COLUMBUS, LLC,
a Delaware limited liability company

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	President and Chief Executive Officer

1538731 ALBERTA LTD.,
as Agent and as a Lender

By:	/s/ Ben Hawkins
Name:	Ben Hawkins
Title:	Director and President

1538716 ALBERTA LTD.,
as a Lender

By:	/s/ Ben Hawkins
Name:	Ben Hawkins
Title:	Director and President

KFT TRUST, VINOD KHOSLA, TRUSTEE,
as a Lender

By:	/s/ Vinod Khosla
Name:	Vinod Khosla
Title:	Trustee

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

Table of Addenda, Exhibits and Schedules

Exhibit A:	Term Loan Commitments

Exhibit B:	Form of Term Note

Exhibit C:	Compliance Certificate

Exhibit D:	Joinder Agreement

Exhibit E:	Form of Warrant Agreement

Exhibit F:	Form of Additional Warrant

Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.13	Employee Loans
Schedule 5.14	Capitalization
Schedule 5.15	Commercial Tort Claims

EXHIBIT A

Term Loan Commitments

Lender	Term Loan Commitment
1538731 Alberta Ltd.	$17,950,000
1538716 Alberta Ltd.	$32,050,000
KFT Trust, Vinod Khosla, Trustee	$25,000,000
All Lenders	$75,000,000

EXHIBIT B

SECURED TERM PROMISSORY NOTE

$[•]	Advance Date: , 20	[ ]

	Maturity Date: , 20	[ ]

FOR VALUE RECEIVED, each of KIOR, INC., a Delaware corporation, and KIOR COLUMBUS LLC, a Delaware limited liability company (collectively, the “Debtors”, and each a “Debtor”) hereby promises to pay [            ] (“Payee”), at [ADDRESS] or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [            ] Dollars ($[            ]), together with interest at the Term Loan Interest Rate (as defined in the Loan Agreement defined below), at the times and on the terms described in the Loan Agreement.

This Promissory Note is the Term Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated January 26, 2012, by and among Debtors, Payee, the other lenders from time to time party thereto as “Lenders” (together with Payee, collectively, the “Lenders”, and each a “Lender”), and [1538731 ALBERTA LTD./Payee], as agent for the Lenders (in such capacity, “Agent”) (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note, and the rights and remedies of the Payee hereunder upon the occurrence and during the continuation of a default hereunder are set forth in the Loan Agreement.

Debtors agree, jointly and severally, to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of New York, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

This Promissory Note is initially registered in the name of the Payee on the books of the Debtors and may be transferred only in the manner specified in Sections 7.20 and 11.14 of the Loan Agreement.

[Signature Page Follows]

BORROWERS:	KIOR, INC., a Delaware corporation

By:
Name:
Title:

KIOR COLUMBUS LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT C

COMPLIANCE CERTIFICATE

___________________________________

___________________________________

___________________________________

Reference is made to that certain Loan and Security Agreement dated January 26, 2012 and the Loan Documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”), by and among the lenders signatory thereto (the “Lenders”), 1538731 ALBERTA LTD., as agent for the Lenders (in such capacity, “Agent”), KiOR, Inc., a Delaware corporation (the “Company”) and KiOR Columbus LLC, a Delaware limited liability company (“Columbus”, and together with the Company, collectively, the “Borrowers”, and each a “Borrower”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, and is authorized to provide certification of information regarding the Company and the other Borrowers; hereby certifies, on behalf of each Borrower and not personally, that, as of the date of this Certificate, no Event of Default has occurred and is continuing. The undersigned further certifies that, if applicable, the unaudited financial statements attached hereto are prepared in accordance with GAAP (except for (i) the absence of footnotes, (ii) that they are subject to normal year-end adjustments and (iii) that they do not contain certain non-cash items).

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements Described in Section 7.1(a) of the Loan Agreement	Monthly within 30 days

Interim Financial Statements and Reports Described in Section 7.1(b) of the Loan Agreement	Quarterly within 45 days

Audited Financial Statements Described in Section 7.1(c) of the Loan Agreement	FYE within 150 days

C-1

Very Truly Yours,

KIOR, INC., a Delaware corporation

By:
Name:
Its:

C-2

EXHIBIT D

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [            ], 20[ ], and is entered into by and between             , a              (“New Subsidiary”), and 1538731 ALBERTA LTD., as agent for the below defined Lenders (in such capacity, “Agent”).

RECITALS

A. New Subsidiary’s Affiliates, KiOR, Inc., a Delaware corporation (“Company”) and certain of the Company’s Subsidiaries (such Subsidiaries, together with the Company, each a “Borrower”, and collectively, the “Borrowers”), have entered into that certain Loan and Security Agreement dated January 26, 2012, with the lenders from time to time party thereto as “Lenders” (each, a “Lender” and, collectively, the “Lenders”) and Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and the other Loan Documents. Capitalized terms used herein and not defined herein shall have the meaning provided in the Loan Agreement;

B. New Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from the financial accommodations extended to the Borrowers by the Lenders pursuant to the Loan Agreement;

AGREEMENT

NOW THEREFORE, New Subsidiary and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement.

2.	By signing this Joinder Agreement, New Subsidiary (i) agrees and confirms that it will be deemed a Borrower under the Loan agreement and shall be bound by the terms and conditions of the Loan Agreement as if it were a Borrower under the Loan Agreement, mutatis mutandis, and (ii) hereby grants to Agent, for the benefit of the Lenders, a security interest in the Collateral to secure the payment of the Secured Obligations.

3.	This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

4.	THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

D-1

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

NEW SUBSIDIARY:

____________________________________.

By:
Name:
Title:

Address:

Telephone:
Facsimile:

AGENT: 1538731 ALBERTA LTD., as Agent

By:
Name:
Title:

[SIGNATURE PAGE TO JOINDER AGREEMENT]

D-2

EXHIBIT E

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of Class A Common Stock of

KIOR, INC.

Dated as of January [        ], 2012 (the “Effective Date”)

WHEREAS, Kior, Inc., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (the “Loan Agreement”) with [LENDER 1] (the “Warrantholder”) and [LENDER 2 and LENDER 3];

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Class A Common Stock (as defined below) pursuant to this Warrant Agreement (this “Warrant”);

NOW, THEREFORE, in consideration of Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

Section 1. Grant of the Right to Purchase Warrant Shares.

For value received, the Company hereby grants to Warrantholder, and Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, [the quotient of (a) [18% of loan amount extended by LENDER 1] divided by (b) $11.62] fully paid and non-assessable shares of Class A Common Stock at a per share price equal to the Exercise Price (as defined below). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person. As used in this definition of the term “Affiliate,” “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person by reason of ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day, except Saturday, Sunday or legal holiday, on which banking institutions in the city of Los Angeles are authorized or obligated by law or executive order to close.

“Bylaws” means the Company’s bylaws or other similar governing provisions, as may be amended from time to time.

“Charter” means the Company’s Certificate of Incorporation or other constitutional document, as may be amended from time to time.

“Class A Common Stock” means shares of the Company’s Class A common stock, $.0001 par value per share.

“Exercise Price” means $11.62 per share of Class A Common Stock, as adjusted as set forth herein.

“Form Warrant” means a warrant in the form set forth in Exhibit E of the Loan Agreement.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the Exercise Date for such exercise multiplied by the number of Warrant Shares requested to be exercised under this Warrant pursuant to such exercise.

“Warrant Shares” means the shares of Class A Common Stock issuable upon exercise hereof.

Section 2. Term of the Agreement.

Except as otherwise provided for herein, the term of this Warrant and the right to purchase Warrant Shares as granted under this Warrant shall commence on the Effective Date and shall be exercisable, in whole or in part, at any time, or from time to time, for a period ending at 5:00 p.m., California time, on the date that is seven (7) years after the Effective Date or, if such day is not a Business Day, on the next preceding Business Day (such date or next preceding Business Day, as applicable, the “Expiration Date”) .

Section 3. Exercise of the Purchase Rights.

3.1 Exercise. The purchase rights set forth in this Warrant are exercisable by Warrantholder, in whole or in part, at any time, or from time to time, prior to 5:00 p.m., California Time, on the Expiration Date, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. The date on which such Notice of Exercise is so tendered is herein referred to as the “Exercise Date” for such exercise. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) days thereafter, the Company shall issue to Warrantholder a certificate for the number of Warrant Shares purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.

The Purchase Price may be paid at Warrantholder’s election either (i) by cash or check, or (ii) by surrender of this Warrant for Warrant Shares to be exercised under this Warrant, after which the Company shall, if the remaining number of shares purchasable hereunder (assuming no Net Issuance) immediately after the relevant exercise, as determined below, is greater than zero, execute and deliver, to Warrantholder, an amended Agreement covering such remaining number of shares (“Net Issuance”). If Warrantholder elects the Net Issuance method, the Company will issue Warrant Shares in accordance with the following formula:

X = Y(A-B)
A

Where:	X = the number of Warrant Shares to be issued to Warrantholder.

Y = the number of Warrant Shares requested to be exercised under this Warrant (including the number of shares to be cancelled in payment of the Purchase Price).

A = the fair market value of one (1) share of Class A Common Stock on the Exercise Date.

B = the Exercise Price per share for such Warrant Shares.

4

For purposes of the above calculation, the fair market value of the Class A Common Stock shall mean with respect to each share of Class A Common Stock:

(a) if the Class A Common Stock is traded on the New York Stock Exchange, the American Stock Exchange, any exchange operated by the NASDAQ Stock Market, LLC or any other securities exchange, the fair market value shall be deemed to be the average of the closing prices per share over the five (5) trading day period ending on, and including, the Exercise Date; or

(b) if at any time the Class A Common Stock is not listed on any securities exchange, the fair market value shall be the price per share which the Company could obtain from a willing buyer (not a current employee or Affiliate) for Class A Common Stock, in an arms’ length transaction, sold by the Company from authorized but unissued shares, as determined in good faith by the Board.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder (assuming no Net Issuance). All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

3.2 Exercise Prior to Expiration. To the extent this Warrant is not, as of the Expiration Date, previously exercised as to all the Warrant Shares subject hereto, and if the fair market value per share of Class A Common Stock on the Expiration Date is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised, on a Net Issuance basis, pursuant to Section 3(a) (even if not surrendered) on such Expiration Date. For purposes of such automatic exercise, the fair market value per share of Class A Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify Warrantholder of the number of Warrant Shares, if any, Warrantholder is to receive by reason of such automatic exercise.

3.3 Legend. Each certificate for the Warrant Shares purchased upon exercise of this Warrant shall bear the restrictive legend set forth on the first page of this Warrant. Such legend shall be removed and the Company shall, or shall instruct its transfer agent to, issue a certificate without such legend or any other legend to the holder of such shares (i) if such shares are sold or transferred pursuant to an effective registration statement under the Act covering the resale of such shares by the holder thereof, (ii) if such shares are sold or transferred pursuant to Rule 144 under the Act, (iii) if, upon advice of counsel to the Company, such shares are eligible for resale without any restrictions under Rule 144 under the Act, or (iv) upon the request of such holder if such request is accompanied (at such holder’s expense) by either (x) a written opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act or any applicable state securities laws for the resale of the Warrant Shares purchased upon exercise of this Warrant or (y) a certification by such holder, in customary form, that conditions to the resale of such shares pursuant to Rule 144(b) (or any successor thereto) have been satisfied (it being understood that in no event shall such holder be required to certify as to the satisfaction of the conditions set forth in paragraph (c) or (i) of Rule 144 (or any successor thereto). The removal of such restrictive legend from any certificates representing the Warrant Shares purchased upon exercise of this Warrant is predicated upon the Company’s reliance that the holder of such shares would sell, transfer, assign, pledge, hypothecate or otherwise dispose of such shares pursuant to either the registration requirements of the Act, including any applicable prospectus delivery requirements, or an exemption therefrom, or in a transaction not subject thereto, and that if such shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

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Section 4. Reservation of Shares.

During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights to purchase Warrant Shares as provided for herein, assuming this Warrant were exercised in full and not on a Net Issuance basis.

Section 5. No Fractional Shares or Scrip.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value per share of Class A Common Stock on the Exercise Date for such exercise.

Section 6. No Rights as Shareholder/Stockholder.

This Agreement does not entitle Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to the exercise of this Warrant.

Section 7. Warrantholder Registry.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Warrant. Warrantholder may change such address by giving written notice of such changed address to the Company.

Section 8. Adjustment Rights.

The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment, as follows:

8.1 Class A Common Stock Change Event. If at any time there shall occur any transaction (each, a “Class A Common Stock Change Event”) (i) that is either (w) a recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination or changes in par value, including from par value to no par value or from no par value to par value); (x) any consolidation, merger or combination involving the Company; (y) any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole; or (z) any statutory share exchange; and (ii) as a result of such transaction, the Class A Common Stock would be converted into, or exchanged for, or would constitute solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof) (such stock, securities, property, assets or cash, the “Reference Property,” and the amount of Reference Property that a holder of one (1) share of Class A Common Stock would be entitled to receive on account of such transaction (without regard to any arrangement pursuant to which fractional units of property will not be delivered), a “Reference Property Unit”), then the Company or such successor or purchasing person, as the case may be, shall, as a condition precedent to such Class A Common Stock Change Event (and, in the event such successor or purchasing person is not the Company, the Company shall cause such successor or purchasing Person to) execute and deliver to Warrantholder an amended Warrant providing that, from and after the effective time of such Class A Common Stock Change Event, the consideration due upon exercise of this Warrant shall be determined in the same manner as if each reference to any number of shares of Class A Common Stock in this Warrant were instead a reference to the same number of Reference Property Units. For the avoidance of doubt, from and after such effective time, the fair market value of a Reference Property Unit shall be determined (x) to the extent any component thereof consists of securities, on the same basis as that set forth in the penultimate paragraph of 3.1 and (y) to the extent any component thereof does not consist of securities, on the basis of the fair

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market value thereof (determined in good faith by the Board or the board of directors or similar governing body of the Company’s successor). If a Class A Common Stock Change Event causes the Class A Common Stock to be converted into, or exchanged for, or to constitute solely the right to receive, more than a single type of consideration (determined based in part upon any form of stockholder election), then the amount and kind of Reference Property used to determine the composition of the Reference Property Unit shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock that affirmatively make such an election. If such successor or purchasing person is not the Company, then such amended Warrant shall provide for the assumption, by such successor or purchasing person, of the Company’s obligations with respect hereto. If, pursuant to such Class A Common Stock Change Event, the Reference Property includes shares of stock or other securities and property of a person other than the successor or purchasing person, as the case may be, in such Class A Common Stock Change Event, then such amended Warrant shall also be executed by such other person. In connection with a Class A Common Stock Change Event, Warrantholder may exercise this Warrant, in whole or in part, with the Exercise Date being deemed to be the effective date of such Class A Common Stock Change Event, without the need for the relevant Notice of Exercise to specify such effective date, provided such Notice of Exercise is tendered to the Company no later than three days before the effective date of such Class A Common Stock Change Event.

8.2 Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide the Class A Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance) shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of Warrant Shares issuable upon the exercise of this Warrant shall be proportionately decreased.

8.3 Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(a) pay a dividend with respect to the Class A Common Stock payable in Class A Common Stock, then (x) the Exercise Price shall be adjusted, from and after the ex date for such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such ex date by a fraction (A) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately after such dividend or distribution; and (y) the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance) shall be adjusted, from and after such ex date, to that number of shares determined by multiplying the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance) immediately prior to such ex date by the reciprocal of the fraction referred to in clause (x) above; or

(b) make any other distribution with respect to Class A Common Stock, except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that Warrantholder shall receive upon each subsequent exercise of this Warrant, the same kind and amount of property it would have received in such distribution had Warrantholder held, on the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution, a number of shares of Class A Common Stock equal to the number of Warrant Shares issuable upon such exercise.

8.4 Antidilution Rights. Additional antidilution rights applicable to the Warrant Shares purchasable hereunder are as set forth in the Company’s Charter and shall be applicable with respect to the Warrant Shares issuable hereunder; provided, however, that, notwithstanding anything herein to the

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contrary, in no event shall any antidilution right set forth in the Company’s Charter apply hereto to the extent the application thereof would result in an increase to the Exercise Price or a reduction in the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance). The Company shall promptly provide Warrantholder with any restatement, amendment, modification or waiver of the Charter that impairs or reduces such antidilution rights; provided, that, subject to the proviso to the immediately preceding sentence, no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Warrant Shares as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Warrant Shares in the same manner as it affects all other holders of Class A Common Stock. The Company shall provide Warrantholder with prompt written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant that triggered an antidilution adjustment hereunder the antidilution rights applicable pursuant to the Company’s Charter, which notice shall include (i) the price at which such stock or security is to be sold, (ii) the number of shares to be issued, and (iii) such other information as necessary for Warrantholder to determine if a dilutive event has occurred. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (d), the forgoing subsection (c) and the Company’s Charter.

8.5 Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities; (ii) the Company shall offer for subscription pro rata to the holders of any class of common stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall occur any Class A Common Stock Change Event; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to Warrantholder: (A) at least thirty (30) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of common stock shall be entitled thereto) or for determining rights to vote in respect of such Class A Common Stock Change Event, dissolution, liquidation or winding up; and (B) in the case of any such Class A Common Stock Change Event, dissolution, liquidation or winding up, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of common stock shall be entitled to exchange their common stock for securities or other property deliverable upon such Class A Common Stock Change Event, dissolution, liquidation or winding up).

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the total number of Warrant Shares subject to purchase hereunder (assuming no Net Issuance) after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

8.6 Timely Notice. Failure to timely provide such notice required by subsection (e) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. For purposes of this subsection (f), and notwithstanding anything to the contrary in Section 12(g), the notice period shall begin on the date Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (e).

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Section 9. Representations, Warranties and Covenants of the Company.

9.1 Reservation of Warrant Shares. The Warrant Shares issuable upon exercise of Warrantholder’s rights (assuming no Net Issuance) have been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Warrant Shares issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to Warrantholder true, correct and complete copies of its Charter and Bylaws. The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of Warrantholder.

9.2 Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the Warrant Shares issuable hereunder, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (i) does not violate the Company’s Charter or Bylaws; (ii) does not contravene any law or governmental rule, regulation or order applicable to the Company; and (iii) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

9.3 Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

9.4 Issued Securities. All issued and outstanding Class A Common Stock or other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding Class A Common Stock or other securities of the Company were issued in full compliance with all federal and state securities laws.

9.5 Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

9.6 Exempt Transaction. Subject to the accuracy of Warrantholder’s representations in Section 10, the issuance of the Warrant Shares upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

9.7 Compliance with Rule 144. If Warrantholder proposes to sell Warrant Shares issuable upon the exercise of this Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”), then, upon Warrantholder’s written request to the Company, the Company shall furnish to Warrantholder, within three Business Days after receipt of such request, a

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written statement confirming the Company’s compliance with the requirements of paragraphs (c) and (i) of such Rule, as such Rule may be amended from time to time. Until such time as this Warrant and the Warrant Shares issued hereunder have been sold pursuant to an effective registration statement under the Act or such time as the requirements of paragraph (c) of Rule 144, as such Rule may be amended from time to time, no longer apply to this Warrant or to such shares, the Company covenants to timely file all reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in such a manner so as to comply with paragraph (c) of Rule 144, as such Rule may be amended from time to time.

9.8 Registration of Shares.

(a) As soon as reasonably practicable after the Company becomes eligible to register the offer and sale of its securities on a registration statement on Form S-3 under the Act, but in no event later then one (1) month thereafter, the Company shall, at its expense, file, with the SEC, a Form S-3 registration statement under the Act covering the resale, by Warrantholder, of this Warrant and the Warrant Shares underlying this Warrant on a delayed and continuous basis pursuant to Rule 415 under the Act. The Company shall, at its expense, use commercially reasonable efforts to cause such registration statement to become effective under the Act as soon as reasonable practicable, but in no event later than 90 days, after the date such registration statement is initially filed with the SEC and shall use its best efforts to cause such registration statement (or, to the extent applicable, a replacement registration statement filed in accordance with Rule 415(a)(5) and (6) under the Act or otherwise) to be continuously effective under the Act until such time as this Warrant and all Warrant Shares issued hereunder have been sold pursuant to such registration statement(s) or pursuant to Rule 144 (or any successor thereto). The Company shall (x) cause amendments to each such registration statement (or to the related prospectus(es)) to be filed to the extent necessary to comply with the Act or to prevent any such registration statement (or prospectus) from containing a material misstatement or omission of fact; and (y) promptly notify Warrantholder when any such amendment is required (without disclosing to Warrantholder any material non-public information relating to the Company or its securities). Notwithstanding anything to the contrary herein, upon the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of any such registration statement, the Company shall have the right, by notice to Warrantholder, to cause Warrantholder to (and, upon its receipt of such notice, Warrantholder shall) suspend sales pursuant to any such registration statement, provided that such suspensions, when taken together, shall in no event exceed 30 days in the aggregate in any three-month period or 75 days in the aggregate in any twelve-month period. Until such time as this Warrant and the Warrant Shares issued hereunder have been sold pursuant to an effective registration statement under the Act or pursuant to Rule 144 (or any successor thereto) thereunder, the Company covenants to timely file all reports required to be filed by the Company under the 1934 Act in such a manner so as to prevent the Company from becoming ineligible to file a registration statement on Form S-3 under the Act. Warrantholder agrees to provide all information relating to Warrantholder that is reasonably and in good faith requested by the Company and that is required, pursuant to the Act and the related rules and policies of the SEC, to be included in any registration statement filed pursuant hereto.

(b) The Company agrees to indemnify, defend and hold harmless each of Warrantholder and each person, if any, who controls Warrantholder within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the respective officers, directors, members, partners and representatives of the foregoing (collectively, the “Warrantholder Indemnified Parties”), from and against any loss, damage, expense, liability, claim or any actions in respect thereof (including the reasonable cost of investigation) which such

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Warrantholder Indemnified Party may incur or become subject to under the Act, the 1934 Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement filed by the Company to register the resale, by Warrantholder, of this Warrant or the Warrant Shares underlying this Warrant, or any related prospectus, preliminary prospectus or “free writing prospectus” (as defined in Rule 405 under the Act), or in any amendment or supplement to the foregoing, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any such registration statement, or in any amendment or supplement thereto, or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made in any such prospectus, preliminary prospectus or free writing prospectus, or in any amendment or supplement thereto, in the light of the circumstances under which such statements were made, not misleading, and the Company shall reimburse, as incurred, such Warrantholder Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, damage, expense, liability, claim or action in respect thereof; provided, however, that the Company shall not be required to provide any indemnification pursuant to this Section paragraph insofar as any such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with information furnished in writing by or on behalf of Warrantholder to the Company expressly for use in, any such registration statement, prospectus, preliminary prospectus or free writing prospectus; provided further, however, that the indemnity agreement in this 9.8(b) shall be in addition to any liability which the Company may otherwise have to any Warrantholder Indemnified Party. Each reference to any registration statement, prospectus, preliminary prospectus or free writing prospectus in the immediately preceding paragraph shall be deemed to include each document, if any, incorporated by reference therein.

(c) Warrantholder agrees to indemnify, defend and hold harmless each of the Company, each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the respective officers, directors, members, partners and representatives of the foregoing (the “Company Indemnified Parties”) from and against any loss, damage, expense, liability, claim or any actions in respect thereof (including the reasonable cost of investigation) which such Company Indemnified Party may incur or become subject to under the Act, the 1934 Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (the “Warrantholder Information”) furnished in writing by or on behalf of Warrantholder to the Company expressly for use in, any registration statement filed by the Company to register the resale, by Warrantholder, of this Warrant or the Warrant Shares underlying this Warrant, or any related prospectus, preliminary prospectus or “free writing prospectus” (as defined in Rule 405 under the Act), or in any amendment or supplement to the foregoing, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such Warrantholder Information, which material fact was not contained in such Warrantholder Information, and which material fact was either (x) required to be stated in any such registration statement, or in any amendment or supplement thereto, or necessary to make the statements therein not misleading or (y) necessary in order to make the statements made in any such prospectus, preliminary prospectus or free writing prospectus, or in any amendment or supplement thereto, in the light of the circumstances under which such statements were made, not misleading, and Warrantholder shall reimburse, as incurred, such Company Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any loss,

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damage, expense, liability, claim or action in respect thereof. The indemnity agreement in this 9.8(c) shall be in addition to any liability which Warrantholder may otherwise have to any Company Indemnified Party. Notwithstanding anything herein to the contrary, in no event shall the liability of Warrantholder hereunder be greater that in amount than the dollar amount of the proceeds received by Warrantholder upon the sale, pursuant to any such registration statement, of this Warrant or the Warrant Shares underlying this Warrant.

(d) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either 9.8(b) or 9.8(c), then such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and the Indemnifying Party shall assume the defense of such Proceeding; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise, except to the extent the Indemnifying Party is materially prejudiced by such omission. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon the written advice of counsel that there may be one or more defenses available to it that are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of the Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such action). An Indemnifying Party shall not be liable for any settlement of such Proceeding effected without the written consent of such Indemnifying Party, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the anything to the contrary in the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this 9.8(d), then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

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(e) If the indemnification provided for in this 9.8 is unavailable to an Indemnified Party under 9.8(b) or 9.8(c), or insufficient to hold such Indemnified Party harmless, in respect of any losses, damages, expenses, liabilities, claims or actions referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities, claims or actions (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by Warrantholder, on the other hand, from the offering of this Warrant or the Warrant Shares underlying this Warrant or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of Warrantholder, on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities, claims or actions, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of Warrantholder, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by Warrantholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities, claims and actions referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding. The Company and Warrantholder agree that it would not be just and equitable if contribution pursuant to this 9.8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this 9.8(e). Notwithstanding anything to the contrary herein, Warrantholder shall not be required to contribute any amount in excess of the amount by which the total price at which this Warrant or the Warrant Shares underlying this Warrant giving rise to such contribution obligation and sold by Warrantholder were offered pursuant to any registration statement filed by the Company exceeds the amount of any damages which Warrantholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this 9.8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity. The indemnity and contribution provisions contained in this 9.8 shall remain operative and in full force and effect regardless of (i) any termination of this Warrant, (ii) any investigation made by or on behalf of any Indemnified Party and (iii) the sale of this Warrant or the Warrant Shares underlying this Warrant.

9.9 Denomination Exchanges. Warrantholder shall have the right to request the Company to cause any portion of this Warrant to be represented by one or more separate warrants (each, a “Separate Warrant”), each in the form of a Form Warrant, and the Company hereby covenants that, upon each such request, the Company shall (x) execute and deliver, to Warrantholder, an amended Warrant, which shall reflect the removal of such portion of such portion of this Warrant; and (y) execute and deliver, to Warrantholder, one or more Separate Warrants, each in the form of the Form Warrant, having an aggregate number of underlying Warrant Shares (assuming no Net Issuance), and having a per share Exercise Price, equal to the number of underlying Warrant Shares (assuming no Net Issuance) and the Exercise price, respectively, of such portion of this Warrant.

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Section 10. Representations and Covenants of Warrantholder.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of Warrantholder:

10.1 Investment Purpose. The right to acquire Warrant Shares upon exercise of Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Warrantholder has no present intention of selling or engaging in any public distribution of the same, in each case except pursuant to a registration or exemption.

10.2 Private Issue. Warrantholder understands (i) that the Warrant Shares issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated in part on the representations set forth in this Section 10.

10.3 Financial Risk. Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

10.4 Risk of No Registration. Warrantholder understands that if the Company does not have any class of its securities registered pursuant to Section 12 of the 1934 Act, or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering this Warrant or the underlying Warrant Shares under the Act is not in effect when it desires to sell (i) the rights to purchase Warrant Shares pursuant to this Warrant or (ii) the Warrant Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. Warrantholder also understands that any sale of (A) its rights hereunder to purchase Warrant Shares or (B) Warrant Shares issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

10.5 Non-U.S. Person. Warrantholder is not a “U.S. person” as defined in Rule 902(k) of Regulation S promulgated under the Act.

10.6 No Short Sales. Prior to the Effective Date, Warrantholder has not engaged in any “short sales” of the Class A Common Stock, which short sales have not been covered before such Effective Date. At no time when Warrantholder holds (or has a beneficial interest in) any Warrant Shares issued or issuable pursuant to this Warrant shall Warrantholder engage in “short sales” of the Class A Common Stock. The term “short sale” shall mean any sale of a security which the seller does not own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller.

Section 11. Transfers.

Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant. The transfer of this Warrant shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III

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(the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer, in each case that are not to be paid by the Company pursuant hereto. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

Section 12. Miscellaneous.

12.1 Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

12.2 Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party will not have an adequate remedy at law and where damages will not be readily ascertainable. Each party hereto expressly agrees that it shall not oppose an application by the non-defaulting party or any other person entitled to the benefit of this Warrant requiring specific performance of any or all provisions hereof or enjoining a party from continuing to commit any such breach of this Warrant. The parties hereto hereby agree that the terms of this Warrant shall be specifically enforceable by either party hereto.

12.3 No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrantholder against impairment.

12.4 Additional Documents. The Company, upon execution of this Warrant, shall provide Warrantholder with a certificate of an officer of the Company to the effect that the representations, warranties and covenants set forth in Sections 9(a) through 9(d), 9(f) and 9(g) are true and correct as of the date hereof. The Company shall also supply such other documents as Warrantholder may from time to time reasonably request.

12.5 Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and Warrantholder relating hereto, the prevailing party shall be entitled to reasonable and documented attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant. For the purposes of this Section 12(e), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

12.6 Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

12.7 Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be

15

deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery if transmission or delivery occurs on a Business Day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-Business Day or after such time, the first Business Day thereafter, or the first Business Day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

[ ]

If to the Company:

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Financial Officer

Attn: General Counsel

Telephone: 281-694-8700

Fax: 281-694-8799

Attention: Chris Artzer, General Counsel

or to such other address as each party may designate for itself by like notice.

12.8 Entire Agreement; Amendments. This Agreement and the Loan Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

12.9 Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

12.10 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Warrant and, specifically, the provisions of Sections 12(n), 12(o), 12(p), 12(q) and 12(r).

12.11 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

12.12 No Waiver. No omission or delay by either party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the other party at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

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12.13 Survival. All agreements, representations and warranties contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.

12.14 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

12.15 Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in New York, New York; (b) waives any objection as to jurisdiction or venue in New York, New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

12.16 Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve persons other than the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

12.17 Arbitration. If the Mutual Waiver of Jury Trial set forth in Section 12(p) is ineffective or unenforceable, the parties agree that all Claims shall be submitted to binding arbitration in accordance with the commercial arbitration rules of JAMS (the “Rules”), such arbitration to occur before one arbitrator, which arbitrator shall be a retired New York state judge or a retired Federal court judge. Such proceeding shall be conducted in New York, New York, with New York rules of evidence and discovery applicable to such arbitration. The decision of the arbitrator shall be binding on the parties, and shall be final and nonappealable to the maximum extent permitted by law. Any judgment rendered by the arbitrator may be entered in a court of competent jurisdiction and enforced by the prevailing party as a final judgment of such court.

12.18 Prearbitration Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(o), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.

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12.19 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

12.20 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of the other party’s failure to perform any of the obligations under this Warrant and agree that the terms of this Warrant shall be specifically enforceable by either party hereto. If a party hereto institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	KIOR, INC.

By:

Title:

Notice Address: Attn:

Facsimile:	( )___________________________

WARRANTHOLDER:	[LENDER 1]

By:

Title:

Notice Address: Attn: [ ]

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EXHIBIT	I

NOTICE OF EXERCISE

To:	[ ]

(1)	The undersigned Warrantholder hereby elects to purchase [ ] shares of the Class [ ] Class A Common Stock of [ ], pursuant to the terms of the Agreement dated the [ ] day of [ , ] (the “Agreement”) between [ ] and Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.] [The undersigned Warrantholder hereby elects that the Exercise Date be deemed, pursuant to the last sentence of 8.1, to be the effective date of the currently pending Class A Common Stock Change Event.]

(2)	Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:	[ ]

By:

Title:

Date:

I-1

EXHIBIT	II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [                                                         ], hereby acknowledge receipt of the “Notice of Exercise” from [        ] to purchase [            ] shares of the Class A Common Stock of [                                ], pursuant to the terms of the Agreement, and further acknowledges that [            ] shares remain subject to purchase under the terms of the Agreement (assuming no Net Issuance).

COMPANY:	[ ]

By:

Title:

Date:

II-1

EXHIBIT	III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:___________________________________________________________________

Holder’s Signature:_________________________________________________________

Holder’s Address:__________________________________________________________

Signature Guaranteed:_______________________________________________________________

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.

III-1

EXHIBIT F

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

ADDITIONAL WARRANT AGREEMENT

To Purchase Shares of Class A Common Stock of

KIOR, INC.

Dated as of [•] (the “Effective Date”)

WHEREAS, Kior, Inc., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement, dated as of January 26, 2012 (the “Loan Agreement”), with [insert name of Lender] (the “Warrantholder”), [1538731 Alberta Ltd., 1538716 Alberta Ltd., [and] Vinod Khosla, as trustee of the KFT Trust, Vinod Khosla, Trustee];

WHEREAS, the Company granted to Warrantholder and each other Lender (as defined below), in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase Warrant Shares (as defined below) pursuant to Warrant Agreements entered into between the Company and each Lender, each dated as of January 26, 2012 (collectively, the “Existing Warrants”);

WHEREAS, pursuant to the terms of the Loan Agreement, since Borrowers (as defined below) have elected to pay PIK Interest (as defined below) for the month of [•], and to the extent Borrowers elect to pay PIK Interest for any other month going forward, the Company desires to grant to Warrantholder the right to purchase additional Warrant Shares pursuant to this Additional Warrant Agreement (this “Warrant”);

WHEREAS, pursuant to the terms of the Loan Agreement, the Company has entered into Additional Warrant Agreements with each of the other Lenders, on the same terms and conditions of this Warrant (this Warrant collectively with all Additional Warrant Agreements, the “Additional Warrants”);

NOW, THEREFORE, in consideration of Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

Section 1. Grant of the Right to Purchase Warrant Shares.

1.1 For value received, Borrowers have elected to pay PIK Interest for the month of [•] and in accordance with the terms of the Loan Agreement and this Warrant the Company hereby grants to Warrantholder, and Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, [Insert initial number of Warrant Shares] fully paid and non-assessable Warrant Shares at a per share price equal to the Exercise Price (as defined herein).

1.2 In each instance Borrowers elect to pay interest in the form of PIK Interest for any subsequent month in accordance with Section 2.1(d)(i) of the Loan Agreement, the Company hereby grants to Warrantholder an additional Warrant, entitling Warrantholder, upon the terms and subject to the conditions herein, to subscribe for and purchase (assuming no Net Issuance), from the Company, at an initial Exercise Price per share of Class A Common Stock equal to the Average Market Price per share of Class A Common Stock on the day such interest is due, a number of fully paid and non-assessable shares of Class A Common Stock equal to a fraction (such fraction, the “Base Additional Warrant Shares”) (x) whose numerator is the product of (A) 18% and (B) the amount of such PIK Interest and (y) whose denominator is such Average Market Price per share of Class A Common Stock (and, for the avoidance of doubt, the number of Warrant Shares underlying this Warrant (assuming no Net Issuance) shall be increased by such amount); provided, however, that, notwithstanding anything to the contrary herein, if (I) the day such interest is due is after the occurrence of a Negative NASDAQ Interpretation (as defined in the Loan Agreement) with respect to Warrantholder and (II) such Average Market Price per share of Class A Common Stock is less than the Warrant Floor Exercise Price per share of Class A Common Stock, then (x) the initial per share Exercise Price of such additional Warrant shall be equal to the Warrant Floor Exercise Price per share of Class A Common Stock and (y) the number of Warrant Shares underlying such additional Warrant (assuming no Net Issuance) shall be a number of shares of Class A Common Stock (determined pursuant to the mutual agreement of the Borrower and the Lenders) that exceeds the Base Additional Warrant Shares by an amount that would cause the fair market value of such additional Warrant having the terms as specified in this proviso to be no less than the fair market value of the additional Warrant that would have been issued without regard to this proviso. For each such instance, the issuance of such additional Warrant shall be effected by the Company executing and delivering, to Warrantholder, an amended Schedule A hereto, which shall reflect the total number of Warrant Shares then underlying this Warrant (assuming no Net Issuance) and the respective Exercise Prices thereof. For the avoidance of doubt, each grant pursuant to this Section 1(b) shall be in addition to any grants theretofore made pursuant to clause (a) or (b) of this Section 1.

1.3 Notwithstanding anything in this Warrant to the contrary, Warrantholder hereby acknowledges and agrees that without the Company first obtaining the approval of its stockholders, the Company shall not have any obligation to issue, and shall not issue, Additional Warrants to the extent that the issuance of such Additional Warrants, when aggregated with all prior issuances of Additional Warrants, would obligate the Company to issue more that 19.99% of the outstanding common stock of the Company (or securities convertible into such common stock), or the outstanding voting power, as calculated immediately prior to the execution of the Loan Agreement (subject to appropriate adjustments for any stock splits, stock dividends, stock combinations or similar transactions), in each case at a price less than the greater of the book or market value of the Class A Common Stock. For purposes of this paragraph (c), the “issuance” of an Additional Warrant shall include any amendment to Schedule A of any Additional Warrant pursuant to Section 1(b) thereof to increase the number of Warrant Shares underlying such Additional Warrant. In the event any payment of PIK Interest would result in the issuance of Additional Warrants which, when aggregated with all prior issuances of Additional Warrants, would exceed the 19.99% limit, then, notwithstanding anything to the contrary herein, (A) Warrantholder shall be issued the number of Additional Warrants determined by multiplying the number of Additional Warrants Warrantholder would have been issued but for the 19.99% limit by a fraction the numerator of which shall be the number of Additional Warrants that may be

3

issued to Warrantholder and all other Lenders without exceeding the 19.99% limit and the denominator of which shall be the total number of Additional Warrants that Warrantholder and all other Lenders would have been issued but for the 19.99% limit and (B) the Company shall use commercially reasonable efforts to obtain the approval of its stockholders to issue the number of Additional Warrants that would have been issued to Warrantholder but for the 19.99% limit. Warrantholder and the Company agree and understand that the Loan Agreement provides that, before obtaining such approval, the Company shall not be permitted to elect to pay interest in the form of PIK Interest to the extent such election would exceed such 19.99% limit.

1.4 The number and the applicable Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person. As used in this definition of the term “Affiliate,” “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person by reason of ownership of voting securities, by contract or otherwise.

“Average Market Price” per share of Class A Common Stock means, with respect to any day, the average Closing Market Price per share of Class A Common Stock over the 5 consecutive Trading Days ending on, but excluding, such day; provided, however, that if, during any of such 5 Trading Days, there shall occur any dividend, stock split, stock combination or similar event with respect to the Class A Common Stock, or any ex dividend date with respect thereto, then the Company shall make appropriate adjustments to such Closing Market Prices for purposes of calculating such Average Market Price.

“Board” means the board of directors of the Company.

“Borrowers” has the meaning given such term in the Loan Agreement.

“Business Day” means any day, except Saturday, Sunday or legal holiday on which banking institutions in the city of Los Angeles are authorized or obligated by law or executive order to close.

“Bylaws” means the Company’s bylaws or other similar governing provisions, as may be amended from time to time.

“Charter” means the Company’s Certificate of Incorporation or other constitutional document, as may be amended from time to time.

“Class A Common Stock” means shares of the Company’s Class A common stock, $.0001 par value per share.

“Closing Market Price” per share of Class A Common Stock on any day has the following meaning: (a) if the Class A Common Stock is traded on a securities exchange or equivalent market on such day (or, if such day is not a Trading Day, on the immediately preceding Trading Day), the closing price per share of Class A Common Stock as reported on such exchange or market; and (b) if the Class A Common Stock is not then traded on a securities exchange, the fair market value per share of Class A Common Stock (as determined by the Board) on such day.

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“Exercise Price” means, with respect to each Warrant Tranche, the price, per share of Class A Common Stock, at which the Warrant Shares of such Warrant Tranche may be purchased upon any exercise of this Warrant, assuming no Net Issuance. The respective Exercise Prices of each Warrant Tranche are set forth in Schedule A hereto. The Exercise Prices are subject to adjustment in accordance herewith.

“Form Warrant” means a warrant in the form set forth in Exhibit E of the Loan Agreement.

“Lender” has the meaning given such term in the Loan Agreement.

“PIK Interest” has the meaning given such term in the Loan Agreement.

“Principal Commencement Date” has the meaning given such term in the Loan Agreement.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the applicable Exercise Price as of the Exercise Date for such exercise multiplied by the number of Warrant Shares requested to be exercised under this Warrant pursuant to such exercise.

“Trading Day” means any day on which trading in the Class A Common Stock generally occurs on a securities exchange or equivalent market; provided, however, that if the Class A Common Stock not listed or traded on a securities exchange or equivalent market, then “Trading Day” means a Business Day.

“Warrant Floor Exercise Price” means $11.62 per share of Class A Common Stock; provided, however, that the Warrant Floor Exercise Price shall be proportionately adjusted downward to account for each stock split, stock dividend or similar event occurring with respect to the Class A Common Stock after January 26, 2012 and shall be proportionately adjusted upward to account for any stock combination or similar event occurring with respect to the Class A Common Stock after January 26, 2012.

“Warrant Shares” means the shares of Class A Common Stock issuable upon exercise hereof.

“Warrant Tranche” means each portion of this Warrant the Warrant Shares of which are purchasable (assuming no Net Issuance) at the same per share Exercise Price. The respective Warrant Tranches are identified in Schedule A hereto.

Section 2. Term of the Agreement.

Except as otherwise provided for herein, the term of this Warrant and the right to purchase Warrant Shares as granted under this Warrant shall commence on the Effective Date and shall be exercisable, in whole or in part, at any time, or from time to time, for a period ending at 5:00 p.m., California time, on the date that is seven (7) years after the Principal Commencement Date or, if such day is not a Business Day, on the next preceding Business Day (such date or next preceding Business Day, as applicable, the “Expiration Date”) .

Section 3. Exercise of the Purchase Rights.

3.1 Exercise. The purchase rights set forth in this Warrant are exercisable by Warrantholder, in whole or in part, at any time, or from time to time, prior to 5:00 p.m., California Time, on the Expiration Date, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly

5

completed and executed. The date on which such Notice of Exercise is so tendered is herein referred to as the “Exercise Date” for such exercise. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) days thereafter, the Company shall issue to Warrantholder a certificate for the number of Warrant Shares purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any. Following any exercise hereof, the Company shall execute and deliver, to Warrantholder, an amended Schedule A setting forth the total number of Warrant Shares then underlying this Warrant (assuming no Net Issuance, and after giving effect to such exercise) and the respective Exercise Prices thereof.

The Purchase Price may be paid at Warrantholder’s election either (i) by cash or check, or (ii) by surrender of this Warrant for Warrant Shares to be exercised under this Warrant (“Net Issuance”). If Warrantholder elects the Net Issuance method, the Company will issue Warrant Shares in accordance with the following formula:

X = Y(A-B)
A

Where:	X = the number of Warrant Shares to be issued to Warrantholder.

Y = the number of Warrant Shares requested to be exercised under this Warrant (including the number of shares to be cancelled in payment of the Purchase Price).

A = the fair market value of one (1) share of Class A Common Stock on the Exercise Date.

B = the Exercise Price per share for such Warrant Shares.

For purposes of the above calculation, the fair market value of the Class A Common Stock shall mean with respect to each share of Class A Common Stock:

(a) if the Class A Common Stock is traded on the New York Stock Exchange, the American Stock Exchange, any exchange operated by the NASDAQ Stock Market, LLC or any other securities exchange, the fair market value shall be deemed to be the average of the closing prices per share over the five (5) trading day period ending on, and including, the Exercise Date; or

(b) if at any time the Class A Common Stock is not listed on any securities exchange, the fair market value shall be the price per share which the Company could obtain from a willing buyer (not a current employee or Affiliate) for Class A Common Stock, in an arms’ length transaction, sold by the Company from authorized but unissued shares, as determined in good faith by the Board.

3.2 Exercise Prior to Expiration. To the extent this Warrant is not, as of the Expiration Date, previously exercised as to all the Warrant Shares subject hereto, and if the fair market value per share of Class A Common Stock on the Expiration Date is greater than the applicable Exercise Price then in effect, this Warrant shall be deemed automatically exercised,

6

on a Net Issuance basis, pursuant to Section 3(a) (even if not surrendered) on such Expiration Date. For purposes of such automatic exercise, the fair market value per share of Class A Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify Warrantholder of the number of Warrant Shares, if any, Warrantholder is to receive by reason of such automatic exercise.

3.3 Legend. Each certificate for the Warrant Shares purchased upon exercise of this Warrant shall bear the restrictive legend set forth on the first page of this Warrant. Such legend shall be removed and the Company shall, or shall instruct its transfer agent to, issue a certificate without such legend or any other legend to the holder of such shares (i) if such shares are sold or transferred pursuant to an effective registration statement under the Act covering the resale of such shares by the holder thereof, (ii) if such shares are sold or transferred pursuant to Rule 144 under the Act, (iii) if, upon advice of counsel to the Company, such shares are eligible for resale without any restrictions under Rule 144 under the Act, or (iv) upon the request of such holder if such request is accompanied (at such holder’s expense) by either (x) a written opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act or any applicable state securities laws for the resale of the Warrant Shares purchased upon exercise of this Warrant or (y) a certification by such holder, in customary form, that conditions to the resale of such shares pursuant to Rule 144(b) (or any successor thereto) have been satisfied (it being understood that in no event shall such holder be required to certify as to the satisfaction of the conditions set forth in paragraph (c) or (i) of Rule 144 (or any successor thereto). The removal of such restrictive legend from any certificates representing the Warrant Shares purchased upon exercise of this Warrant is predicated upon the Company’s reliance that the holder of such shares would sell, transfer, assign, pledge, hypothecate or otherwise dispose of such shares pursuant to either the registration requirements of the Act, including any applicable prospectus delivery requirements, or an exemption therefrom, or in a transaction not subject thereto, and that if such shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

Section 4. Reservation of Shares.

During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights to purchase Warrant Shares as provided for herein, assuming this Warrant were exercised in full and not on a Net Issuance basis.

Section 5. No Fractional Shares or Scrip.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value per share of Class A Common Stock on the Exercise Date for such exercise.

Section 6. No Rights as Shareholder/Stockholder.

This Agreement does not entitle Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to the exercise of this Warrant.

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Section 7. Warrantholder Registry.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Warrant. Warrantholder may change such address by giving written notice of such changed address to the Company.

Section 8. Adjustment Rights.

The Exercise Price(s) and the number of Warrant Shares purchasable hereunder are subject to adjustment, as follows:

8.1 Class A Common Stock Change Event. If at any time there shall occur any transaction (each, a “Class A Common Stock Change Event”) (i) that is either (w) a recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination or changes in par value, including from par value to no par value or from no par value to par value); (x) any consolidation, merger or combination involving the Company; (y) any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole; or (z) any statutory share exchange; and (ii) as a result of such transaction, the Class A Common Stock would be converted into, or exchanged for, or would constitute solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof) (such stock, securities, property, assets or cash, the “Reference Property,” and the amount of Reference Property that a holder of one (1) share of Class A Common Stock would be entitled to receive on account of such transaction (without regard to any arrangement pursuant to which fractional units of property will not be delivered), a “Reference Property Unit”), then the Company or such successor or purchasing person, as the case may be, shall, as a condition precedent to such Class A Common Stock Change Event (and, in the event such successor or purchasing person is not the Company, the Company shall cause such successor or purchasing Person to) execute and deliver to Warrantholder an amended Warrant providing that, from and after the effective time of such Class A Common Stock Change Event, the consideration due upon exercise of this Warrant shall be determined in the same manner as if each reference to any number of shares of Class A Common Stock in this Warrant were instead a reference to the same number of Reference Property Units. For the avoidance of doubt, from and after such effective time, the fair market value of a Reference Property Unit shall be determined (x) to the extent any component thereof consists of securities, on the same basis as that set forth in the penultimate paragraph of 3.1 and (y) to the extent any component thereof does not consist of securities, on the basis of the fair market value thereof (determined in good faith by the Board or the board of directors or similar governing body of the Company’s successor). If a Class A Common Stock Change Event causes the Class A Common Stock to be converted into, or exchanged for, or to constitute solely the right to receive, more than a single type of consideration (determined based in part upon any form of stockholder election), then the amount and kind of Reference Property used to determine the composition of the Reference Property Unit shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock that affirmatively make such an election. If such successor or purchasing person is not the Company, then such amended Warrant shall provide for the assumption, by such successor or purchasing person, of the Company’s obligations with respect hereto. If, pursuant to such Class A Common Stock Change Event, the Reference Property includes shares of stock or other securities and

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property of a person other than the successor or purchasing person, as the case may be, in such Class A Common Stock Change Event, then such amended Warrant shall also be executed by such other person. In connection with a Class A Common Stock Change Event, Warrantholder may exercise this Warrant, in whole or in part, with the Exercise Date being deemed to be the effective date of such Class A Common Stock Change Event, without the need for the relevant Notice of Exercise to specify such effective date, provided such Notice of Exercise is tendered to the Company no later than three days before the effective date of such Class A Common Stock Change Event.

8.2 Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide the Class A Common Stock, (i) in the case of a subdivision, the each Exercise Price set forth in Schedule A hereto shall be proportionately decreased, and each corresponding number of Warrant Shares set forth in Schedule A hereto shall be proportionately increased, or (ii) in the case of a combination, each Exercise Price set forth in Schedule A hereto shall be proportionately increased, and each corresponding the number of Warrant Shares set forth in Schedule A hereto shall be proportionately decreased.

8.3 Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(a) pay a dividend with respect to the Class A Common Stock payable in Class A Common Stock, then (x) each Exercise Price set forth in Schedule A hereto shall be adjusted, from and after the ex date for such dividend or distribution, to that price determined by multiplying such Exercise Price in effect immediately prior to such ex date by a fraction (A) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of Class A Common Stock outstanding immediately after such dividend or distribution; and (y) each corresponding number of Warrant Shares set forth in Schedule A hereto shall be adjusted, from and after such ex date, to that number of shares determined by multiplying the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance) immediately prior to such ex date by the reciprocal of the fraction referred to in clause (x) above; or

(b) make any other distribution with respect to Class A Common Stock, except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that Warrantholder shall receive upon each subsequent exercise of this Warrant, the same kind and amount of property it would have received in such distribution had Warrantholder held, on the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution, a number of shares of Class A Common Stock equal to the number of Warrant Shares issuable upon such exercise.

8.4 Antidilution Rights. Additional antidilution rights applicable to the Warrant Shares purchasable hereunder are as set forth in the Company’s Charter and shall be applicable with respect to the Warrant Shares issuable hereunder; provided, however, that, notwithstanding anything herein to the contrary, in no event shall any antidilution right set forth in the Company’s Charter apply hereto to the extent the application thereof would result in an increase

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to any Exercise Price or a reduction in the total number of Warrant Shares issuable upon exercise of this Warrant (assuming no Net Issuance). The Company shall promptly provide Warrantholder with any restatement, amendment, modification or waiver of the Charter that impairs or reduces such antidilution rights; provided, that, subject to the proviso to the immediately preceding sentence, no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Warrant Shares as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Warrant Shares in the same manner as it affects all other holders of Class A Common Stock. The Company shall provide Warrantholder with prompt written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant that triggered an antidilution adjustment hereunder the antidilution rights applicable pursuant to the Company’s Charter, which notice shall include (i) the price at which such stock or security is to be sold, (ii) the number of shares to be issued, and (iii) such other information as necessary for Warrantholder to determine if a dilutive event has occurred. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (d), the forgoing subsection (c) and the Company’s Charter.

8.5 Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities; (ii) the Company shall offer for subscription pro rata to the holders of any class of common stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall occur any Class A Common Stock Change Event; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to Warrantholder: (A) at least thirty (30) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of common stock shall be entitled thereto) or for determining rights to vote in respect of such Class A Common Stock Change Event, dissolution, liquidation or winding up; and (B) in the case of any such Class A Common Stock Change Event, dissolution, liquidation or winding up, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of common stock shall be entitled to exchange their common stock for securities or other property deliverable upon such Class A Common Stock Change Event, dissolution, liquidation or winding up).

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Prices (if the Exercise Prices have been adjusted), and (D) the total number of Warrant Shares subject to purchase hereunder (assuming no Net Issuance) after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7. If any event results in an adjustment to any Exercise Price or to the total number of Warrant Shares purchasable hereunder (assuming no Net Issuance), then the Company shall execute and deliver, to Warrantholder, an amended Schedule A hereto reflecting such adjustment.

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8.6 Timely Notice. Failure to timely provide such notice required by subsection (e) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. For purposes of this subsection (f), and notwithstanding anything to the contrary in Section 12(g), the notice period shall begin on the date Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (e).

Section 9. Representations, Warranties and Covenants of the Company.

9.1 Reservation of Warrant Shares. The Warrant Shares issuable upon exercise of Warrantholder’s rights (assuming no Net Issuance) have been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Warrant Shares issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to Warrantholder true, correct and complete copies of its Charter and Bylaws. The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of Warrantholder.

9.2 Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the Warrant Shares issuable hereunder, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (i) does not violate the Company’s Charter or Bylaws; (ii) does not contravene any law or governmental rule, regulation or order applicable to the Company; and (iii) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

9.3 Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

9.4 Issued Securities. All issued and outstanding Class A Common Stock or other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding Class A Common Stock or other securities of the Company were issued in full compliance with all federal and state securities laws.

9.5 Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

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9.6 Exempt Transaction. Subject to the accuracy of Warrantholder’s representations in Section 10, the issuance of the Warrant Shares upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

9.7 Compliance with Rule 144. If Warrantholder proposes to sell Warrant Shares issuable upon the exercise of this Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”), then, upon Warrantholder’s written request to the Company, the Company shall furnish to Warrantholder, within three Business Days after receipt of such request, a written statement confirming the Company’s compliance with the requirements of paragraphs (c) and (i) of such Rule, as such Rule may be amended from time to time. Until such time as this Warrant and the Warrant Shares issued hereunder have been sold pursuant to an effective registration statement under the Act or such time as the requirements of paragraph (c) of Rule 144, as such Rule may be amended from time to time, no longer apply to this Warrant or to such shares, the Company covenants to timely file all reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in such a manner so as to comply with paragraph (c) of Rule 144, as such Rule may be amended from time to time.

9.8 Registration of Shares.

(a) As soon as reasonably practicable after the Company becomes eligible to register the offer and sale of its securities on a registration statement on Form S-3 under the Act, but in no event later then one (1) month thereafter, the Company shall, at its expense, file, with the SEC, a Form S-3 registration statement under the Act covering the resale, by Warrantholder, of this Warrant and the Warrant Shares underlying this Warrant on a delayed and continuous basis pursuant to Rule 415 under the Act. The Company shall, at its expense, use commercially reasonable efforts to cause such registration statement to become effective under the Act as soon as reasonable practicable, but in no event later than 90 days, after the date such registration statement is initially filed with the SEC and shall use its best efforts to cause such registration statement (or, to the extent applicable, a replacement registration statement filed in accordance with Rule 415(a)(5) and (6) under the Act or otherwise) to be continuously effective under the Act until such time as this Warrant and all Warrant Shares issued hereunder have been sold pursuant to such registration statement(s) or pursuant to Rule 144 (or any successor thereto). The Company shall (x) cause amendments to each such registration statement (or to the related prospectus(es)) to be filed to the extent necessary to comply with the Act or to prevent any such registration statement (or prospectus) from containing a material misstatement or omission of fact; and (y) promptly notify Warrantholder when any such amendment is required (without disclosing to Warrantholder any material non-public information relating to the Company or its securities). Notwithstanding anything to the contrary herein, upon the occurrence or existence of any pending corporate development

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that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of any such registration statement, the Company shall have the right, by notice to Warrantholder, to cause Warrantholder to (and, upon its receipt of such notice, Warrantholder shall) suspend sales pursuant to any such registration statement, provided that such suspensions, when taken together, shall in no event exceed 30 days in the aggregate in any three-month period or 75 days in the aggregate in any twelve-month period. Until such time as this Warrant and the Warrant Shares issued hereunder have been sold pursuant to an effective registration statement under the Act or pursuant to Rule 144 (or any successor thereto) thereunder, the Company covenants to timely file all reports required to be filed by the Company under the 1934 Act in such a manner so as to prevent the Company from becoming ineligible to file a registration statement on Form S-3 under the Act. Warrantholder agrees to provide all information relating to Warrantholder that is reasonably and in good faith requested by the Company and that is required, pursuant to the Act and the related rules and policies of the SEC, to be included in any registration statement filed pursuant hereto.

(b) The Company agrees to indemnify, defend and hold harmless each of Warrantholder and each person, if any, who controls Warrantholder within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the respective officers, directors, members, partners and representatives of the foregoing (collectively, the “Warrantholder Indemnified Parties”), from and against any loss, damage, expense, liability, claim or any actions in respect thereof (including the reasonable cost of investigation) which such Warrantholder Indemnified Party may incur or become subject to under the Act, the 1934 Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement filed by the Company to register the resale, by Warrantholder, of this Warrant or the Warrant Shares underlying this Warrant, or any related prospectus, preliminary prospectus or “free writing prospectus” (as defined in Rule 405 under the Act), or in any amendment or supplement to the foregoing, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any such registration statement, or in any amendment or supplement thereto, or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made in any such prospectus, preliminary prospectus or free writing prospectus, or in any amendment or supplement thereto, in the light of the circumstances under which such statements were made, not misleading, and the Company shall reimburse, as incurred, such Warrantholder Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, damage, expense, liability, claim or action in respect thereof; provided, however, that the Company shall not be required to provide any indemnification pursuant to this Section paragraph insofar as any such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with information furnished in writing by or on behalf of Warrantholder to the Company expressly for use in, any such registration statement, prospectus, preliminary prospectus or free writing prospectus; provided further, however, that the indemnity agreement in this 9.8(b) shall be in addition to any liability which the

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Company may otherwise have to any Warrantholder Indemnified Party. Each reference to any registration statement, prospectus, preliminary prospectus or free writing prospectus in the immediately preceding paragraph shall be deemed to include each document, if any, incorporated by reference therein.

(c) Warrantholder agrees to indemnify, defend and hold harmless each of the Company, each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the respective officers, directors, members, partners and representatives of the foregoing (the “Company Indemnified Parties”) from and against any loss, damage, expense, liability, claim or any actions in respect thereof (including the reasonable cost of investigation) which such Company Indemnified Party may incur or become subject to under the Act, the 1934 Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information (the “Warrantholder Information”) furnished in writing by or on behalf of Warrantholder to the Company expressly for use in, any registration statement filed by the Company to register the resale, by Warrantholder, of this Warrant or the Warrant Shares underlying this Warrant, or any related prospectus, preliminary prospectus or “free writing prospectus” (as defined in Rule 405 under the Act), or in any amendment or supplement to the foregoing, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such Warrantholder Information, which material fact was not contained in such Warrantholder Information, and which material fact was either (x) required to be stated in any such registration statement, or in any amendment or supplement thereto, or necessary to make the statements therein not misleading or (y) necessary in order to make the statements made in any such prospectus, preliminary prospectus or free writing prospectus, or in any amendment or supplement thereto, in the light of the circumstances under which such statements were made, not misleading, and Warrantholder shall reimburse, as incurred, such Company Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any loss, damage, expense, liability, claim or action in respect thereof. The indemnity agreement in this 9.8(c) shall be in addition to any liability which Warrantholder may otherwise have to any Company Indemnified Party. Notwithstanding anything herein to the contrary, in no event shall the liability of Warrantholder hereunder be greater that in amount than the dollar amount of the proceeds received by Warrantholder upon the sale, pursuant to any such registration statement, of this Warrant or the Warrant Shares underlying this Warrant.

(d) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either 9.8(b) or 9.8(c), then such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and the Indemnifying Party shall assume the defense of such Proceeding; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise, except to the extent the Indemnifying Party is materially prejudiced by such omission. Such Indemnified Party shall have the right to

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employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon the written advice of counsel that there may be one or more defenses available to it that are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of the Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such action). An Indemnifying Party shall not be liable for any settlement of such Proceeding effected without the written consent of such Indemnifying Party, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the anything to the contrary in the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this 9.8(d), then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

(e) If the indemnification provided for in this 9.8 is unavailable to an Indemnified Party under 9.8(b) or 9.8(c), or insufficient to hold such Indemnified Party harmless, in respect of any losses, damages, expenses, liabilities, claims or actions referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities, claims or actions (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by Warrantholder, on the other hand, from the offering of this

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Warrant or the Warrant Shares underlying this Warrant or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of Warrantholder, on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities, claims or actions, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of Warrantholder, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by Warrantholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities, claims and actions referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding. The Company and Warrantholder agree that it would not be just and equitable if contribution pursuant to this 9.8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this 9.8(e). Notwithstanding anything to the contrary herein, Warrantholder shall not be required to contribute any amount in excess of the amount by which the total price at which this Warrant or the Warrant Shares underlying this Warrant giving rise to such contribution obligation and sold by Warrantholder were offered pursuant to any registration statement filed by the Company exceeds the amount of any damages which Warrantholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this 9.8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity. The indemnity and contribution provisions contained in this 9.8 shall remain operative and in full force and effect regardless of (i) any termination of this Warrant, (ii) any investigation made by or on behalf of any Indemnified Party and (iii) the sale of this Warrant or the Warrant Shares underlying this Warrant.

9.9 Denomination Exchanges. Warrantholder shall have the right to request the Company to cause any portion of a Warrant Tranche hereof to be represented by one or more separate warrants (each, a “Separate Warrant”), each in the form of a Form Warrant, and the Company hereby covenants that, upon each such request, the Company shall (x) execute and deliver, to Warrantholder, an amended Schedule A hereto, which shall reflect the removal of such portion of such Warrant Tranche; and (y) execute and deliver, to Warrantholder, one or more Separate Warrants, each in the form of the Form Warrant, having an aggregate number of underlying Warrant Shares (assuming no Net Issuance), and having a per share Exercise Price, equal to the number of underlying Warrant Shares (assuming no Net Issuance) and the Exercise price, respectively, of such portion of such Warrant Tranche.

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Section 10. Representations and Covenants of Warrantholder.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of Warrantholder:

10.1 Investment Purpose. The right to acquire Warrant Shares upon exercise of Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Warrantholder has no present intention of selling or engaging in any public distribution of the same, in each case except pursuant to a registration or exemption.

10.2 Private Issue. Warrantholder understands (i) that the Warrant Shares issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated in part on the representations set forth in this Section 10.

10.3 Financial Risk. Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

10.4 Risk of No Registration. Warrantholder understands that if the Company does not have any class of its securities registered pursuant to Section 12 of the 1934 Act, or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering this Warrant or the underlying Warrant Shares under the Act is not in effect when it desires to sell (i) the rights to purchase Warrant Shares pursuant to this Warrant or (ii) the Warrant Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. Warrantholder also understands that any sale of (A) its rights hereunder to purchase Warrant Shares or (B) Warrant Shares issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

10.5 Non-U.S. Person. Warrantholder is not a “U.S. person” as defined in Rule 902(k) of Regulation S promulgated under the Act1.

10.6 No Short Sales. Prior to the Effective Date, Warrantholder has not engaged in any “short sales” of the Class A Common Stock, which short sales have not been covered before such Effective Date. At no time when Warrantholder holds (or has a beneficial interest in) any Warrant Shares issued or issuable pursuant to this Warrant shall Warrantholder engage in “short sales” of the Class A Common Stock. The term “short sale” shall mean any sale of a security which the seller does not own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller.

[1]	This provision would not be included in the PIK warrant issued to KFT Trust, Vinod Khosla, Trustee.

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Section 11. Transfers.

Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant. The transfer of this Warrant shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer, in each case that are not to be paid by the Company pursuant hereto. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

Section 12. Miscellaneous.

12.1 Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

12.2 Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party will not have an adequate remedy at law and where damages will not be readily ascertainable. Each party hereto expressly agrees that it shall not oppose an application by the non-defaulting party or any other person entitled to the benefit of this Warrant requiring specific performance of any or all provisions hereof or enjoining a party from continuing to commit any such breach of this Warrant. The parties hereto hereby agree that the terms of this Warrant shall be specifically enforceable by either party hereto.

12.3 No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrantholder against impairment.

12.4 Additional Documents. The Company, upon execution of this Warrant, shall provide Warrantholder with a certificate of an officer of the Company to the effect that the representations, warranties and covenants set forth in Sections 9(a) through 9(d), 9(f) and 9(g) are true and correct as of the date hereof. The Company shall also supply such other documents as Warrantholder may from time to time reasonably request.

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12.5 Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and Warrantholder relating hereto, the prevailing party shall be entitled to reasonable and documented attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant. For the purposes of this Section 12(e), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

12.6 Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

12.7 Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery if transmission or delivery occurs on a Business Day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-Business Day or after such time, the first Business Day thereafter, or the first Business Day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

[ ]

If to the Company:

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Financial Officer

Attn: General Counsel

Telephone: 281-694-8700

Fax: 281-694-8799

Attention: Chris Artzer, General Counsel

or to such other address as each party may designate for itself by like notice.

12.8 Entire Agreement; Amendments. This Agreement, the Loan Agreement and the Existing Warrants to which Warrantholder is a party constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

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12.9 Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

12.10 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Warrant and, specifically, the provisions of Sections 12(n), 12(o), 12(p), 12(q) and 12(r).

12.11 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

12.12 No Waiver. No omission or delay by either party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the other party at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

12.13 Survival. All agreements, representations and warranties contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.

12.14 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

12.15 Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in New York, New York; (b) waives any objection as to jurisdiction or venue in New York, New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

12.16 Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such

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applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve persons other than the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

12.17 Arbitration. If the Mutual Waiver of Jury Trial set forth in Section 12(p) is ineffective or unenforceable, the parties agree that all Claims shall be submitted to binding arbitration in accordance with the commercial arbitration rules of JAMS (the “Rules”), such arbitration to occur before one arbitrator, which arbitrator shall be a retired New York state judge or a retired Federal court judge. Such proceeding shall be conducted in New York, New York, with New York rules of evidence and discovery applicable to such arbitration. The decision of the arbitrator shall be binding on the parties, and shall be final and nonappealable to the maximum extent permitted by law. Any judgment rendered by the arbitrator may be entered in a court of competent jurisdiction and enforced by the prevailing party as a final judgment of such court.

12.18 Prearbitration Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(o), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.

12.19 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

12.20 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of the other party’s failure to perform any of the obligations under this Warrant and agree that the terms of this Warrant shall be specifically enforceable by either party hereto. If a party hereto institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	KIOR, INC.

By:

Title:

Notice Address: Attn:

	Facsimile:	( )

WARRANTHOLDER:	[LENDER 1]

By:

Title:

Notice Address: Attn: [ ]

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EXHIBIT	I

NOTICE OF EXERCISE

To:	[ ]

(1)	The undersigned Warrantholder hereby elects to purchase [ ] shares of the Class A Common Stock of [ ], pursuant to the terms of the Agreement dated the [ ] day of [ , ] (the “Agreement”) between [ ] and Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.] [The undersigned Warrantholder hereby elects that the Exercise Date be deemed, pursuant to the last sentence of 8.1, to be the effective date of the currently pending Class A Common Stock Change Event.] [The respective Exercise Prices of the Warrant Shares with respect to which this Notice of Exercise is being delivered are as follows:

Number of Warrant Shares	Exercise Price per Warrant Share
[ ]	$[ ]
[ ]	$[ ]]

(2)	Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER: [    ]

By:

Title:

Date:

I-1

EXHIBIT	II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [            ], hereby acknowledge receipt of the “Notice of Exercise” from [            ] to purchase [            ] shares of the Class A Common Stock of [            ], pursuant to the terms of the Agreement, and further acknowledges that [            ] shares remain subject to purchase under the terms of the Agreement (assuming no Net Issuance).

COMPANY:	[ ]

By:

Title:

Date:

II-1

EXHIBIT	III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.

III-1

SCHEDULE A

Warrant Tranche #	Number of Warrant Shares for such tranche (assuming no Net Issuance)		Per share Exercise Price of the Warrant Shares for such tranche			Month for which the PIK Interest for such tranche relates
1	[	]	$	[	]	[	]

Dated:

KIOR, INC.

By:

Title:

SCHEDULE 1

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization or Formation
Kior Columbus LLC	Delaware
Kior B.V.[1]	Netherlands

[1]	Kior B.V. is in liquidation as of the date hereof.

SCHEDULE 1A

Existing Permitted Indebtedness

1.	Kior, Inc.

Indebtedness in the principal amount not to exceed $5,000,000 outstanding on the Closing Date minus the amount of any principal repayments in respect thereof to Lighthouse Capital Partners VI, L.P. and its successors and assigns.

Indebtedness in the principal amount not to exceed $1,000,000 outstanding on the Closing Date minus the amount of any principal repayments in respect thereof to Silicon Valley Bank and its successors and assigns.

Indebtedness in the principal amount not to exceed $130,367 outstanding on the Closing Date minus the amount of any principal repayments in respect thereof to Wells Fargo Capital Finance and its successors and assigns.

Indebtedness in the principal amount not to exceed $78,999 outstanding on the Closing Date minus the amount of any principal repayments in respect thereof to Dell Financial Services L.L.C. and its successors and assigns.

Indebtedness in the principal amount not to exceed $7,160 outstanding on the Closing Date minus the amount of any principal repayments in respect thereof to De Lage Landen Financial Services, Inc. and its successors and assigns.

Indebtedness in the principal amount not to exceed $32,705 outstanding on the Closing Date minus the amount of any principal repayments in respect thereof to GreatAmerica Leasing Corporation and its successors and assigns.

2.	Kior Columbus LLC - None

SCHEDULE 1B

Existing Permitted Investments

Kior, Inc. has Investments in the following existing subsidiaries as of the Closing Date:

Name of Subsidiary	Jurisdiction of Organization or Formation	Organizational Identification Number	Percentage of Equity Interests Owned
Kior Columbus LLC	Delaware	4881599	Wholly owned
Kior B.V.[2]	Netherlands	N/A	Wholly owned

[2]	Kior B.V. is in liquidation as of the date hereof.

SCHEDULE 1C

Existing Permitted Liens

1.	Kior, Inc.

Name of Lienholder	UCC Filing Jurisdiction	Initial UCC Filing Date and No.	Description of Collateral Covered by Lien	Description of Obligations Secured by Lien
Silicon Valley Bank	DE Secretary of State	3/30/2010 2010 1093057 4/7/2010 2010 1187867	Equipment and related property Equipment and related property	$1,000,000 equipment loan from Silicon Valley Bank

Silicon Valley Bank	N/A	N/A	Deposits, credits, collateral and property in possession, custody, safekeeping or control of Silicon Valley Bank (including a subsidiary of Bank) or in transit to any of them	$1,000,000 equipment loan from Silicon Valley Bank, and any other amounts owed to Silicon Valley Bank

Lighthouse Capital Partners VI, L.P.	DE Secretary of State	12/30/2008 2008 4314595	Equipment, fixtures or personal property and related property	$5,000,000 equipment loan from Lighthouse Capital Partners VI, L.P.

Wells Fargo Capital Finance	DE Secretary of State	7/26/2010 2010 2593535 7/27/2010 2010 2594798	Equipment and related property Equipment and related property	Lab equipment leased from Quantum Analytics

Dell Financial Services L.L.C.	DE Secretary of State	10/3/2011 2011 2904228	Equipment and software and related property	Computer equipment leased

De Lage Landen Financial Services, Inc.	DE Secretary of State	9/23/2009 2009 3035521	Equipment and related property	Forklift lease

Name of Lienholder	UCC Filing Jurisdiction	Initial UCC Filing Date and No.	Description of Collateral Covered by Lien	Description of Obligations Secured by Lien
GreatAmerica Leasing Corporation	DE Secretary of State	12/28/11 2011 4981414	Equipment and related property	Copier equipment leased

2.	Kior Columbus LLC

Name of Lienholder	UCC Filing Jurisdiction	Initial UCC Filing Date and No.	Description of Collateral Covered by Lien	Description of Obligations Secured by Lien
Department of Revenue – State of Mississippi	Circuit Clerk of Lowndes County, State of Mississippi	8/19/2011 29544	All assets	Income withholding tax in the amount of $706.25

SCHEDULE 5.3

CONSENTS, ETC.

None.

SCHEDULE 5.5

ACTIONS BEFORE GOVERNMENTAL AUTHORITIES

None.

SCHEDULE 5.8

TAX MATTERS

None.

SCHEDULE 5.9

INTELLECTUAL PROPERTY CLAIMS

None.

SCHEDULE 5.10

INTELLECTUAL PROPERTY

None.

SCHEDULE 5.11

BORROWER PRODUCTS

None.

SCHEDULE 5.13

EMPLOYEE LOANS

None.

SCHEDULE 5.14

CAPITALIZATION

Borrower	Classes of Stock	Authorized Shares	Shares Outstanding
KiOR, Inc.	Class A Common Stock Class B Common Stock Preferred Stock	322,800,000 (250,000,000 shares of Class A Common Stock, 70,800,000 shares of Class B Common Stock, 2,000,000 shares of Preferred Stock)	40,815,079 shares of Class A Common Stock[1], 61,425,575 shares of Class B Common Stock[2]

Kior Columbus LLC	N/A	N/A	100% owned by KiOR, Inc.

Kior B.V.[3]	N/A	N/A	100% owned by KiOR, Inc.

[1]	Does not include warrants to purchase 255,858 shares of Class A Common Stock
[2]	Does not include warrants to purchase 411,312 shares of Class B Common Stock
[3]	Kior B.V. is in liquidation as of the date hereof.

SCHEDULE 5.15

COMMERCIAL TORT CLAIMS

None.